Execution Version

ASSET PURCHASE AGREEMENT

Dated as of

November 8, 2007

By and among

DERMA FIRST AID PRODUCTS, INC.

DERMA SCIENCES, INC.

F.A. PRODUCTS L.P.

FIRST AID PRODUCTS, INC.

and

NUTRAMAX PRODUCTS, INC.

SECTION 7.	REPRESENTATIONS AND WARRANTIES OF BUYER AND BUYER PARENT	16
7.1	Good Standing	16
7.2	Authorization	16
7.3	Litigation	16
7.4	Non-Contravention	16
7.5	Consents	17
7.6	Finder's Fees	17
7.7	Resale of Purchased Inventory	17
7.8	Disclosure	17

SECTION 8.	COVENANTS OF SELLERS	17
8.1	Confidentiality	17
8.2	Payments with Respect to Purchased Accounts Receivable or Inventory	17
8.3	Business Financial Statements	18

SECTION 9.	COVENANTS OF BUYER AND BUYER PARENT	18
9.1	Confidentiality	18
9.2	Employees	18
9.3	WARN	19
9.4	Payments with Respect to Excluded Assets	19
9.5	Payments with Respect to Assumed Accounts Payable	19
9.6	Services by WARN Employees	19

SECTION 10.	COVENANTS OF SELLERS, BUYER AND BUYER PARENT	19
10.1	Cooperation	19
10.2	Further Assurances	20
10.3	Post-Closing Tax Matters	20
10.4	Transition Services	20

SECTION 11	CONDITIONS TO CLOSING	20
11.1.	Conditions to Obligations of Buyer and Buyer Parent	20
11.2	Conditions to Obligations of Sellers	21

SECTION 12.	SURVIVAL; INDEMNIFICATION	22
12.1	Survival	22
12.2	Indemnification By Seller and Seller Parent	23
12.3	Indemnification By Buyer and Buyer Parent	24
12.4	Notice; Payment of Losses; Defense of Claims	25
12.5	Purchase Price Adjustment	26
12.6	Exclusive Remedy	26

SECTION 13.	MISCELLANEOUS	26
13.1	Notices	26
13.2	Amendments; No Waivers	27
13.3	Expenses	27
13.4	Successors and Assigns	27

13.5	Governing Law; Consent to Jurisdiction	28
13.6	Counterparts; Effectiveness	28
13.7	Entire Agreement	28
13.8	Bulk Sales Laws	28
13.9	Taxes Related to Transfer of Purchased Assets	28

EXHIBITS

Exhibit A	Product Lines
Exhibit B	Lease
Exhibit C	Supply Agreement
Exhibit D	Non-Competition and Non-Solicitation Agreement
Exhibit E	Escrow Agreement
Exhibit F	Transition Services Agreement
Exhibit G	Bill of Sale
Exhibit H	Assignment and Assumption Agreement
Exhibit I	Trademark Assignment

DISCLOSURE SCHEDULES

Schedule 1.1	2008 Landed China Costs
Schedule 2.1(c)	Business Intellectual Property
Schedule 2.1(d)	Fixed Assets
Schedule 2.1(e)	Agreements
Schedule 2.1(f)	Purchased Accounts Receivable
Schedule 2.3(a)	Assumed Accounts Payable
Schedule 3.2(c)	Purchased Inventory Standard Costs
Schedule 5	Tax Allocation Statement
Schedule 6.4	Litigation
Schedule 6.7	Consents
Schedule 6.8(a)	Customer Purchase Orders
Schedule 6.8(b)	Material Customers
Schedule 6.9	Material Vendors
Schedule 6.11	Sales Register
Schedule 6.23	China Manufacturing
Schedule 7.6	Finder's Fees
Schedule 9.2(a)	Rehired Employees

ASSET PURCHASE AGREEMENT

        THIS ASSET PURCHASE AGREEMENT (herein, the “Agreement”) is made and entered into this 8th day of November, 2007, by and among F.A. Products L.P., a Delaware limited partnership (“FAP”), First Aid Products, Inc., a Delaware corporation (“First Aid”), NutraMax Products, Inc., a Delaware corporation (“NutraMax” and, together with FAP and First Aid, the “Sellers”), Derma First Aid Products, Inc., a Pennsylvania corporation, (“Buyer”), and Derma Sciences, Inc., a Pennsylvania corporation and the sole shareholder of Buyer (“Buyer Parent”).

        WHEREAS, subject to the terms and conditions hereof, Sellers desire to contribute, assign, transfer and deliver to Buyer, certain of their assets used or useful exclusively in connection with the sale of the product lines of Sellers’ first aid business division operated out of Houston, Texas that are set forth on Exhibit A hereto (the “Business”), as more specifically set forth herein; and

        WHEREAS, subject to the terms and conditions hereof, Buyer desires to acquire from Sellers certain assets used or useful exclusively in connection with the Business.

        NOW THEREFORE, in consideration of the premises, and of the mutual covenants hereinafter contained, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

SECTION 1.  DEFINITIONS.

        1.1 Definitions The following terms, as used herein, have the following meanings:

        “Business Employees” means all employees of Sellers exclusively engaged in the Business.

        “Business Intellectual Property” means those inventions (whether patentable or unpatentable and whether or not reduced to practice), patents, patent applications, trademarks, trademark applications, service marks, formulas, trade dress, logos, slogans, trade names, packaging designs, internet domain names, copyrightable works, copyrights, copyright registrations, trade secrets, confidential information or other intellectual property used or held for use by Sellers exclusively in the Business as currently conducted, which are listed on Schedule 2.1(c).

        “Closing Date Working Capital” means the sum of the value of the Purchased Inventory and the Purchased Accounts Receivable, minus the amount of Assumed Accounts Payable.

        “Consent” means any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

        “Contractual Amount” means the dollar amount resulting from the sum of (A) the product of (i) the total quantity of each SKU included on invoices for products supplied by Infotex to Buyer under the Supply Agreement during any period subsequent to the Closing Date multiplied by (ii) the unit price for each SKU set forth in the Supply Agreement and (B) the product of (i) the total quantity of each SKU covered by the Supply Agreement manufactured by Buyer in its United States manufacturing facilities during such period multiplied by (ii) the unit price for each SKU set forth on Schedule 1.1.

        “Environment” means soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds and wetlands), groundwaters, drinking water supply, stream sediments, ambient air, plant and animal life, and any other environmental medium or natural resource.

        “Environmental Law” means any Legal Requirement that requires or relates to pollution or protection of the Environment, natural resources or human health or safety, including, without limitation, the use, generation, manufacture, storage, transportation, treatment, disposal, Release, investigation, analysis or remediation of any Hazardous Material.

        “GAAP” means United States generally accepted accounting principles.

        “Governmental Authorization” means any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by any Governmental Body or pursuant to any Legal Requirement.

        “Governmental Body” means any: (a) nation, state, county, city, town, village, district, or other jurisdiction; (b) federal, state, local, municipal, foreign, or other government; (c) governmental, or quasi-governmental, body (including any governmental agency, branch, department, official, or entity and any court or tribunal); (d) multi-national organization or body with authority to issue and enforce Legal Requirements; or (e) body statutorily authorized to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power.

        “Hazardous Materials” means any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, and asbestos or asbestos-containing materials, and including, without limitation, any such materials contained in tanks, vessels or other containers.

      “Infotex” means Infotex Enterprise Ltd., Inc.

        “Landlord” shall mean NUTRA (TX) QRS 12-39, INC., a Texas corporation.

        “Lease” shall mean the Lease Agreement, by and between Landlord and Buyer, in the form attached hereto as Exhibit B.

        “Legal Requirement” means any enforceable federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, rule, ordinance, principle of common law, regulation, statute, treaty or other law adopted, enacted, implemented or promulgated by or under the authority of any Governmental Body or by the eligible voters of any jurisdiction and any enforceable agreement, approval, Consent, injunction, judgment, license, Order, or permit by or with any Governmental Body or to which any Seller is a party or by which any Seller or any of the Purchased Assets is bound.

        “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, restriction or encumbrance of any kind in respect of such asset.

        “Material Adverse Change” means a material adverse change in the Business, except for any such change resulting from (i) this Agreement, the transactions contemplated hereby or the announcement thereof or (ii) changes in general economic or political conditions or the securities markets in general.

        “Material Adverse Effect” means a material adverse effect on the Business, except for any such effect resulting from (i) this Agreement, the transactions contemplated hereby or the announcement thereof or (ii) changes in general economic or political conditions or the securities markets in general.

        “Material Adverse Effect on Buyer or Buyer Parent” means a material adverse effect on Buyer or Buyer Parent’s respective businesses, except for any such effect resulting from (i) this Agreement, the transactions contemplated hereby or the announcement thereof or (ii) changes in general economic or political conditions or the securities markets in general.

        “Order” means any award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made, or rendered by any Governmental Body or by any arbitrator or mediator in a legally binding arbitration or mediation, the results of which are enforceable.

        “Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, sole proprietorship, trust, association, organization, labor union, or other entity or Governmental Body.

        “Performance Standard” shall mean the manufacture and delivery by Infotex of materially all of the products ordered by Buyer in the ordinary course of business, which for the purposes of this Agreement shall be deemed to be the manufacture and shipment by Infotex of no more than eighty percent (80%) of the commercially reasonable volume of products ordered by Buyer within sixty (60) days of the placement of the order by Buyer; provided, that (A) Buyer provides forecasts in accordance with the terms of the Supply Agreement; (B) the incoming order rate by SKU does not exceed the forecasted demand by more than five percent (5%); and (C) all new items, new SKUs and/or new customers allow for pipeline fill.

        “Proceeding” means any claim, action, audit, charge, hearing, investigation, litigation, or suit (whether civil, criminal, administrative or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or any arbitrator or mediator in a legally binding arbitration or mediation, the results of which are enforceable.

        “Release” means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or releasing of Hazardous Materials into the Environment, whether intentional or unintentional.

        “SKU” means the set of merchandise inventory to which a single stock number is assigned and utilized for tracking.

        “Supply Agreement” shall mean that certain Supply Agreement, dated as of July 15, 2005, by and between NutraMax and Infotex, as amended on October 31, 2007, a copy of which is attached hereto as Exhibit C; provided, however, that all references to the Supply Agreement related to any post-Closing period shall mean the Supply Agreement as assigned to Buyer.

        “Tax” and “Taxes” means any federal, state, local, foreign and other taxes, including, without limitation, income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes, use taxes, value-added taxes, gross receipts taxes, franchise taxes, capital stock taxes, employment and payroll-related taxes, withholding taxes, stamp taxes, transfer taxes, windfall profit taxes, environmental taxes and property taxes, whether or not measured in whole or in part by net income, and all deficiencies, or other additions to tax, interest, fines and penalties.

        “Threatened” means, with regard to any Proceeding, that a demand has been made (orally or in writing) or notice has been given (orally or in writing), and with regard to any Release or noncompliance with or violations of Environmental Law, that an event has occurred that would reasonably lead a prudent Person to conclude that a Proceeding would reasonably be expected to be asserted, commenced, taken, or otherwise pursued in the future.

        “WARN” means the Worker Adjustment and Retraining Notification Act.

SECTION 2.  SALE AND PURCHASE.

        2.1 Purchased Assets. Subject to the provisions of this Agreement, at the Closing (as defined in Section 4 hereof) Sellers shall sell, transfer and assign to Buyer all right, title and interest in and to the following assets, properties, interests and business of Sellers owned, used or held for use exclusively in the operations of the Business as currently conducted (except for the Excluded Assets, as defined in Section 2.2) (collectively, the “Purchased Assets”):

        (a)     The raw material and packaging inventory used in ongoing production, and the work in process and finished first aid product inventory of the Business (including finished first aid product inventory in transit from suppliers and inventory for which advance payments have been made prior to Closing), provided such inventory is usable within 180 days in the ordinary course of business (collectively, the “Purchased Inventory”);

        (b)     Sellers’ current customer lists used or held for use by Sellers exclusively in the operation of the Business as currently conducted (the “Customer Lists”);

        (c)     Sellers’ right, title and interest in and to the Business Intellectual Property listed on Schedule 2.1(c);

        (d)     Sellers’ right, title and interest in and to the Fixed Assets listed on Schedule 2.1(d) (collectively, the “Fixed Assets”);

        (e)     Sellers’ right, title and interest in and to the contracts and agreements which are listed on Schedule 2.1(e) (the “Transferred Contracts”);

        (f)     The accounts receivable of Sellers that are deemed collectible by Buyer and are less than ninety (90) days past due, a listing of which is contained on Schedule 2.1(f) (the “Purchased Accounts Receivable”); and

        (g)     Sellers’ right, title and interest in and to any records, management reports, studies and all other corporate and financial books and records specifically relating to the Business, the marketing of its products and prospective and lost customers.

        2.2 Excluded Assets. Notwithstanding anything to the contrary in Section 2.1 or elsewhere in this Agreement, expressly excluded from the sale to Buyer are all of Sellers’ assets other than those set forth in Section 2.1 (the “Excluded Assets”), including but not limited to the following assets:

        (a)     all assets of Sellers not used or held for use exclusively in connection with the Business, including the assets used or held for use in the operation of Sellers’ other businesses, including without limitation, the chew supplement business and cough/cold product business and any assets used or held for use in connection with Sellers’ oral care products business;

        (b)     all of Sellers’ cash, cash equivalents, deposits and bank accounts;

        (c)     inventory of Sellers other than the Purchased Inventory;

        (d)     any rights or claims of Sellers under any intercompany receivables, obligations, agreements or arrangements relating to the Business between or among Sellers and any subsidiary or affiliate of Sellers;

        (e)     all corporate and financial books and records of Sellers and all of Sellers’ contracts and policies of insurance (other than those relating to the Business that are included in the Purchased Assets); and

        (f)     accounts receivable of Sellers other than the Purchased Accounts Receivable.

        2.3 Liabilities.

        (a)     Buyer shall assume at the Closing (i) certain trade payables of the Sellers identified on an accounts payable listing prepared by Sellers and attached hereto as Schedule 2.3(a) (the “Assumed Accounts Payable”) and (ii) obligations of Sellers under the Transferred Contracts, but only to the extent such obligations arise after the Closing Date and do not arise from or relate to any breach by the Sellers of any provision of any of the Transferred Contracts; and (iii) the obligations expressly assumed under Section 9 (collectively, the “Assumed Liabilities”).

        (b)    Except for the Assumed Liabilities, and subject to Buyer’s indemnification obligations under Section 12.3, Buyer shall not assume or be bound by any obligations or liabilities of Sellers of any kind or nature whatsoever, whether known, unknown, accrued, absolute, contingent or otherwise, now existing or hereafter arising (the “Excluded Liabilities”).

SECTION 3.  PURCHASE PRICE.

        3.1 Purchase Price. The purchase price for the Purchased Assets (the “Purchase Price”), subject to adjustment pursuant to Section 3.2, shall be the cash amounts to be delivered as described below, reduced by amounts paid by Buyer to Sellers at the Closing with respect to the Non-Competition and Non-Solicitation Agreement to be entered into between the parties on the date hereof in substantially the form attached hereto as Exhibit D (the “Non-Competition Agreement”). The Purchase Price shall include:

        (a)     an amount equal to Ten Million, Two Hundred Fifty Thousand Dollars ($10,250,000) (the “Cash Purchase Price”) paid by wire transfer in immediately available funds at Closing to an account designated by FAP;

        (b)     an amount equal to Seven Hundred Fifty Thousand Dollars ($750,000) (the “Indemnification Escrow Amount”) shall be placed into escrow in respect of any further adjustments that may be made pursuant to Section 3.2(e) and with respect to any Claims made by the Buyer Indemnified Parties under Section 12 on or before the first anniversary of the Closing Date, all in accordance with the terms of an agreement in substantially the form attached hereto as Exhibit E (the “Escrow Agreement”);

        (c)     an amount equal to Two Million Dollars ($2,000,000) (the “Supply Agreement Escrow Amount”) shall be placed into escrow and released in accordance with the provisions of Section 3.3 and pursuant to the procedures set forth in the Escrow Agreement; and

        (d)     an amount equal to the Bonus Payment Amount as calculated pursuant to Section 3.3(b).

        3.2  Working Capital Adjustment.

        (a)     The Purchase Price shall be (i) increased dollar for dollar to the extent the Closing Date Working Capital exceeds $4,500,000 and (ii) decreased dollar for dollar to the extent the Closing Date Working Capital is less than $4,300,000.

        (b)     Sellers and Buyer shall cooperate to conduct a physical inventory of the Purchased Inventory. The inventory shall be taken three (3) business days before the Closing Date or at such time as is reasonably and mutually convenient for Buyer or its accountants to observe such taking of inventory.

        (c)     Within forty-five (45) days after the Closing Date, Sellers shall prepare and deliver to Buyer a closing statement calculating the Closing Date Working Capital (the “Closing Statement”). For purposes of this Agreement, the Purchased Inventory value shall be calculated at the agreed values set forth on Schedule 3.2(c); provided, however, that the fixed overhead allocation related to the Purchased Inventory shall not exceed the lesser of (i) $625,000 and (ii) 18.5% of the Purchased Inventory.

        (d)     Sellers shall provide Buyer and its accountants and legal counsel with reasonable information, and access to books and records of Sellers, related to the calculation of Closing Date Working Capital set forth on the Closing Statement, for forty five (45) days after receipt of the Closing Statement. Unless Buyer delivers the Dispute Notice within forty five (45) days after receipt of the Closing Statement, such Closing Statement shall be deemed the “Final Closing Statement,” shall be binding upon all parties and shall not be subject to dispute or review. If Buyer disagrees with the Closing Statement, Buyer shall, within forty five (45) days after receipt thereof, notify Sellers in writing (the “Dispute Notice”), which Dispute Notice shall provide reasonable detail of the nature of each disputed item on the Closing Statement. Buyer and Sellers shall first use commercially reasonable efforts to resolve such dispute among themselves and, if the parties are able to resolve such dispute, the Closing Statement shall be revised to the extent necessary to reflect such resolution, shall be deemed the “Final Closing Statement” and shall be conclusive and binding upon all parties and shall not be subject to dispute or review. If the parties are unable to resolve the dispute within thirty (30) days after the Sellers’ receipt of the Dispute Notice, the parties shall submit the dispute to Grant Thornton LLP at such firm’s New York City office (the “Accountants”). Each of Buyer, FAP, First Aid and NutraMax represents and covenants that the Accountants are not currently engaged and are not expected to be engaged to perform services for it or any of its affiliates (as hereinafter defined). The Accountants shall act as experts and not arbiters and shall determine only those items in dispute on the Closing Statement. Promptly, but no later than thirty (30) days after engagement, the Accountants shall deliver a written report to Buyer and Sellers as to the resolution of the disputed items and the resulting calculation of the Closing Statement. The Closing Statement as determined by the Accountants shall be deemed the “Final Closing Statement,” and shall be conclusive and binding upon all parties and shall not be subject to dispute or review. The fees and expenses of the Accountants in connection with the resolution of disputes pursuant to this Section 3.2 shall be borne one-half by Buyer and one-half by Sellers. If the Closing Working Capital exceeds $4,500,000, Buyer shall pay the difference to FAP within five (5) days of the delivery of the Final Closing Statement. If the Closing Working Capital is less than $4,300,000, the Escrow Agent shall release the difference to Buyer pursuant to the Escrow Agreement.

        3.3  Supply Agreement Escrow Amount Release.

        (a)     As soon as reasonably practicable, but in any event within forty five (45) days after each of the dates that are three months, six months, nine months, and twelve months from the Closing Date, Buyer shall prepare, and provide to Sellers, a schedule (each, a “Supply Schedule”) calculating the amount invoiced by Infotex to Buyer for products supplied to Buyer under the Supply Agreement during the three month period then ended (the “Invoiced Amount”), the cost of any products covered by the Supply Agreement but manufactured in Buyer’s United States manufacturing facilities during the three month period then ended, calculated by Buyer in accordance with GAAP (the “Manufacturing Cost” and, together with the Invoiced Amount, the “Buyer’s Total Cost”), and the calculation of the Contractual Amount. Each Supply Schedule shall provide reasonable detail of the calculation of the Invoiced Amount, the Manufacturing Cost and the Contractual Amount, including detail by SKU. If Buyer claims that Infotex has not met the Performance Standard, each Supply Schedule shall also provide reasonable detail documenting such noncompliance. Buyer shall provide Sellers and their accountants and legal counsel with reasonable information, and access to books and records of Buyer related to the preparation of the Supply Schedule for fifteen (15) days after receipt of each Supply Schedule. Unless Sellers deliver a Supply Dispute Notice within fifteen (15) days after receipt of a Supply Schedule, such Supply Schedule shall be deemed a “Final Supply Schedule,” shall be binding upon all parties and shall not be subject to dispute or review. If Sellers disagree with the Supply Schedule, Sellers shall, within fifteen (15) days after receipt thereof, notify Buyer in writing (a “Supply Dispute Notice”), which Supply Dispute Notice shall provide reasonable detail of the nature of each disputed item on the Supply Schedule. Buyer and Sellers shall first use commercially reasonable efforts to resolve such dispute among themselves and, if the parties are able to resolve such dispute, the Supply Schedule shall be revised to the extent necessary to reflect such resolution, shall be deemed the “Final Supply Schedule” and shall be conclusive and binding upon all parties and shall not be subject to dispute or review. If the parties are unable to resolve the dispute within thirty (30) days after the Buyer’s receipt of the Supply Dispute Notice, the parties shall submit the dispute to the Accountants. The Accountants shall act as experts and not arbiters and shall determine only those items in dispute on such Supply Schedule. Promptly, but no later than thirty (30) days after engagement, the Accountants shall deliver a written report to Buyer and Sellers as to the resolution of the disputed items and the resulting calculation of the Supply Schedule. The Supply Schedule as determined by the Accountants shall be deemed the “Final Supply Schedule,” and shall be conclusive and binding upon all parties and shall not be subject to dispute or review. The fees and expenses of the Accountants in connection with the resolution of disputes pursuant to this Section 3.3 shall be borne one-half by Buyer and one-half by Sellers.

        (i)     If the Buyer’s Total Cost is less than or equal to 105% of the Contractual Amount for such three-month period, and the Performance Standard has been met, an amount equal to $500,000, plus interest on such amount at a rate of 6% per annum calculated from the Closing Date until the date that the payment is actually made, shall be released, within five (5) days of the delivery of the Supply Schedule by Buyer, to NutraMax from the Supply Agreement Escrow Amount in accordance with the procedures set forth in the Escrow Agreement.

        (ii)     If the Buyer’s Total Cost is greater than 105% but less than 110% of the Contractual Amount for such three-month period, and the Performance Standard has been met, an amount equal to the product of (i) $500,000, plus interest on such amount at a rate of 6% per annum calculated from the Closing Date until the date that the payment is actually made, multiplied by (ii) one(1) minus a fraction, (A) the numerator of which shall be the excess of the Invoiced Amount over one hundred five percent (105%) of the Contractual Amount and (B) the denominator of which shall be five percent (5%) of the Contractual Amount shall be released, within five (5) days of the delivery of the Final Supply Schedule by Buyer, to NutraMax from the Supply Agreement Escrow Amount in accordance with the procedures set forth in the Escrow Agreement. To the extent that the amount released to NutraMax under this Section 3.3(a)(ii) is less than $500,000, the balance of the $500,000 shall be released to the Buyer.

By way of example, if the Buyer’s Total Cost for a three-month period is $107,500 and the Contractual Amount for the same three-month period is $100,000, the amount to be released to NutraMax shall be calculated as ($500,000) * [1-($2500/$5000)] = ($500,000) * (0.5) = $250,000, plus interest on such amount at a rate of 6% per annum calculated from the Closing Date until the date that the payment is actually made.

        (iii)     If the Buyer’s Total Cost is greater than 110% of the Contractual Amount for such three-month period pursuant to a Final Supply Schedule, an amount equal to $500,000 shall be released to Buyer from the Supply Agreement Escrow Amount in accordance with the procedures set forth in the Escrow Agreement.

        (b)     As soon as reasonably practicable after the first anniversary of the Closing Date, but in any event within forty five (45) days thereof, Buyer shall prepare, and provide to Sellers, a Supply Schedule calculating the Buyer’s Total Cost for the twelve-month period then ended. The Supply Schedule provided under this Section 3.3(b) shall be subject to the review and dispute procedures set forth in Section 3.3(a).

        (i)     If the Buyer’s Total Cost is less than or equal to 101% of the Contractual Amount for such twelve-month period, and the Performance Standard has been met (over such twelve month period), Buyer shall pay to NutraMax, within five (5) days of the delivery of the Supply Schedule by Buyer, an amount equal to $500,000, by wire transfer in immediately available funds to an account designated by NutraMax. If the Buyer’s Total Cost is greater than 101% of the Contractual Amount for such twelve-month period pursuant to a Final Supply Schedule, or if the Performance Standard has not been met (over such twelve month period), no additional payment shall be made by Buyer to any Seller hereunder.

Any payment to Seller under this Section 3.3(b) shall be deemed a “Bonus Payment Amount”.

        (c)     Notwithstanding acceptance of any payment under Section 3.3(a)(ii) hereunder, Sellers shall be entitled to dispute the amount of any such payment and the accuracy of any Supply Schedule.

        (d)     For the twelve-month period subsequent to the Closing Date, Buyer and Buyer Parent shall act in good faith in their dealings with Infotex and shall take no actions, including but not limited to materially breaching the Supply Agreement, that would reasonably be expected to harm their relationship with Infotex or cause Infotex to raise the prices at which it provides products to Buyer. Should Infotex attempt to raise such prices, or if Buyer believes in good faith that the Performance Standard is in jeopardy of not being met for any three month period, Buyer shall immediately notify NutraMax, and Sellers shall have the right to participate in negotiations with Infotex in connection with such proposed price increases or such claimed nonperformance. At any time after ten (10) days following the date of such notice to NutraMax, nothing herein shall preclude Buyer from accepting products from Infotex at higher prices if a failure to accept such products would have a Material Adverse Effect; provided, however, that nothing in this Section 3.3(d) shall relieve Buyer and Buyer Parent of their duty hereunder to pursue all remedies reasonably available to them in order to enforce the terms of the Supply Agreement, including but not limited to the price terms set forth on Addendum A to Amendment One to the Supply Agreement, and any relief granted to the Buyers pursuant to such remedies shall be taken into account in calculating the relevant Invoiced Amount. In addition, Buyer shall use commercially reasonable efforts to purchase supplies from Infotex in preference to manufacturing products in its United States manufacturing facility during the twelve month period subsequent to the Closing Date and shall not make any decision to manufacture products in its United States manufacturing facility with the primary intent of avoiding any payment to NutraMax pursuant to this Section 3.3. Upon a material breach by Buyer of its obligations under this Section 3.3(d), (i) the entire remaining balance of the Supply Agreement Escrow Amount, plus interest on such amount at a rate of 6% per annum calculated from the Closing Date until the date that the payment is actually made, shall immediately be released to NutraMax in accordance with the procedures set forth in the Escrow Agreement and (ii) the maximum Bonus Payment Amount shall become immediately payable to NutraMax as set forth in Section 3.2(b).

        (e)     Any dispute as to whether Infotex has met the Performance Standard under the Supply Agreement shall be submitted to the American Arbitration Association for resolution in accordance with its rules in effect at that time. The decision of the arbitrator(s) shall be final and judgment upon the award rendered may be entered in any court having jurisdiction hereof. The costs of the arbitration shall be split equally between the parties. The parties shall pay their own respective legal expenses.

SECTION 4.  CLOSING.

        The closing of the purchase and sale provided for in this Agreement (the “Closing”) shall be held at the offices of Goodwin Procter LLP, Exchange Place, 53 State Street, Boston, Massachusetts 02109 (or via courier or facsimile or other electronic transmission), on the date hereof (the “Closing Date”).

SECTION 5.  ALLOCATION OF PURCHASE PRICE.

        Buyer and Sellers hereby agree that the Purchase Price shall be allocated among the Purchased Assets in accordance with the allocation statement, the form of which is attached hereto as Schedule 5 (the “Tax Allocation Statement”) to be prepared by Buyer and delivered to Sellers at Closing, provided that Sellers shall have the right to review the Tax Allocation Statement prior to the Closing Date, which reflects the allocation methodology required by Section 1060 of the Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations thereunder. Such allocation shall be binding upon Buyer and Sellers for all tax reporting purposes. At or as soon as practicable after the Closing, Buyer and Sellers shall execute IRS Forms 8594 in accordance with the allocation set forth in the Tax Allocation Statement and in compliance with Section 1060 of the Code and the rules and regulations thereunder. All tax returns and reports filed by Buyer and Sellers with respect to the transactions contemplated by this Agreement shall be consistent with the Tax Allocation Statement.

SECTION 6.  REPRESENTATIONS AND WARRANTIES OF SELLERS.

        Except as set forth in the disclosure schedules (the “Schedules”) dated as of the date hereof and delivered herewith to Buyer and Buyer Parent, Sellers hereby severally and jointly represent and warrant to Buyer and Buyer Parent as of the date hereof:

        6.1 Good Standing.

        (a)     NutraMax is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

        (b)     First Aid is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

        (c)     FAP is a limited partnership validly existing and in good standing under the laws of the State of Delaware with all powers and all governmental licenses, authorizations, consents and approvals required to carry on the Business as now conducted.

        6.2 Authorization. NutraMax, First Aid and FAP have full right, power and authority to enter into this Agreement and each agreement, document and instrument to be executed and delivered by them pursuant to or as contemplated by this Agreement and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by NutraMax, First Aid and FAP of this Agreement and each such other agreement, document and instrument has been duly authorized by all necessary action of NutraMax, First Aid and FAP, and no other action on the part of NutraMax, First Aid or FAP is required in connection therewith. This Agreement and each agreement, document and instrument to be executed and delivered by NutraMax, First Aid and/or FAP pursuant to or as contemplated by this Agreement constitutes or will, when executed and delivered by NutraMax, First Aid or FAP, as applicable, constitute valid and binding obligations of NutraMax, First Aid or FAP, as applicable, enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and subject to the rules of law governing (and all limitations on) specific performance, injunctive relief and other equitable remedies.

        6.3 Title. Sellers have, and shall convey to Buyer at Closing, good and marketable title to all of the Purchased Assets, free and clear of any and all Liens.

        6.4 Litigation. Except as set forth on Schedule 6.4, there is no litigation, claim, investigation, action, suit or proceeding pending or, to the knowledge of any Seller, Threatened against any Seller or any affiliate of Sellers relating to or affecting any of the Purchased Assets or the Business which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

        6.5 Non-Contravention. The execution, delivery and performance by NutraMax, First Aid and FAP of this Agreement and each such other agreement, document and instrument hereunder to which NutraMax, First Aid and/or FAP is a party and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) contravene or violate any provision of the charter, bylaws or other organizational document of NutraMax, First Aid or FAP, (ii) contravene or conflict with any provision of any law, regulation, judgment, injunction, order, permit or decree binding upon or applicable to Sellers or the Business, except as would not reasonably be expected to have a Material Adverse Effect; or (iii) assuming the receipt of all the consents set forth on Schedule 6.7, constitute a default (with or without notice or lapse of time, or both) under or give rise to any right of termination, cancellation or acceleration of any right or obligation of Sellers relating to the Business to which Sellers are entitled under any provision of any material agreement, contract or other instrument binding upon any Seller.

        6.6 Compliance with Law. Sellers’ operation of the Business is and has been conducted in material compliance with all Legal Requirements including, without limitation, the Foreign Corrupt Practices Act, except for any actual or Threatened violations that have not had or could not reasonably be expected to have, or to have had, individually or in the aggregate, a Material Adverse Effect.

        6.7 Consents. Except as set forth on Schedule 6.7, no approval, consent, authorization or exemption from or filing with any person or entity is required to be obtained or made by any Seller in connection with the execution and delivery of this Agreement and each other agreement, document or certificate required to be delivered by Sellers hereunder and the consummation of the transactions contemplated hereby.

        6.8 Customers.

        (a)     Schedule 6.8(a) includes all of the unfilled or open customer purchase orders relating exclusively to the Business as of the Closing Date and each has been entered into in the ordinary course of business by Sellers and is valid and in full force and effect, and neither any Seller nor, to Sellers’ knowledge, any customer is in default of its obligations thereunder.

        (b)     Schedule 6.8(b) lists the customers (“Material Customers”) of Sellers with respect to the Business for the twelve (12) month period ended September 30, 2007 that comprise at least 80% of the revenues of the Business and sets forth opposite the name of each such Material Customer the gross sales to each such Material Customer for the twelve (12) month period ended September 30, 2007 and the payment terms offered to each such Material Customer. Except as set forth on Schedule 6.8(b), no Material Customer has advised any Seller that it intends to cease purchasing or materially decrease the dollar amount of purchases it makes from such Seller.

        6.9 Vendors. Schedule 6.9 lists the ten (10) largest ongoing vendors of the Sellers with respect to the Business (the “Material Vendors”) based on amounts paid by the Sellers to such Material Vendor for the twelve (12) month period ended September 30, 2007. Schedule 6.9 sets forth opposite the name of each Material Vendor the amount paid by the Sellers to such Material Vendor over such twelve (12) month period for materials, products or services provided to the Sellers with respect to the Business.

        6.10 Fixed Assets. The Fixed Assets have been maintained in accordance with Sellers’ past practices and are in a sufficient condition for Buyer to operate such Fixed Assets as currently operated by Sellers on the date hereof.

        6.11 Sales Register. The sales summary for the Business by product and by customer for the calendar years 2005 and 2006 and for the nine (9) month period ended September 30, 2007 set forth on Schedule 6.11 fairly presents in all material respects gross sales dollars for the Business.

        6.12 Business Intellectual Property.

        (a)     Except as set forth in Schedule 2.1(c), each item of the Business Intellectual Property set forth on Schedule 2.1(c) is either: (i) owned solely by Sellers free and clear of any Liens, license or other restriction; or (ii) rightfully used and authorized for use by Sellers and their successors pursuant to a valid license, sublicense, agreement or permission. Sellers have all rights in the Business Intellectual Property necessary to conduct the Business as currently conducted.

        (b)    Schedule 2.1(c) identifies all the Business Intellectual Property owned by the Sellers and each license, agreement, or other permission that the Sellers have granted to any third party with respect to any of the Business Intellectual Property (together with any exceptions). The Sellers have delivered to Buyer correct and complete copies of all such registrations, applications, licenses, sublicenses, agreements and permissions (as amended to date). Schedule 2.1(c) also identifies each material item of Business Intellectual Property that any third party owns and that any Seller uses pursuant to a license, sublicense, agreement, or permission. The Sellers have delivered to Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Business Intellectual Property identified on Schedule 2.1(c): (i) no Seller is in violation in any material respect of any license or other agreement to which such Seller is a party or otherwise bound relating to any of the Business Intellectual Property; (ii) none of the Business Intellectual Property is subject to any outstanding injunction, judgment, order, decree, ruling, or charge; (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the knowledge of Seller, is threatened that challenges the legality, validity, enforceability, use, or ownership of the Business Intellectual Property; and (iv) no Seller has agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the Business Intellectual Property.

        (c)     To Sellers’ knowledge, each Seller’s current use of the Business Intellectual Property does not infringe upon any other Person’s copyright, trade secret rights, patent, trademark, service mark or other intellectual property right. Except as set forth in Schedule 6.4, no claims or demands have been asserted in writing against any Seller by any Person (i) challenging the validity, enforceability, effectiveness or ownership by any Seller of any of the Business Intellectual Property or (ii) to the effect that any Seller’s current use, reproduction, modification, manufacture, distribution, licensing, sale, or any other exercise of rights in any of the Business Intellectual Property, interferes, infringes, misappropriates or violates any intellectual property right of any Person.

(d)     To Sellers’ knowledge, no Person is interfering, infringing, misappropriating or violating any of Sellers’ rights in and to the Business Intellectual Property.

        6.13 Absence of Certain Changes. Since March 31, 2007, each Seller has conducted the Business only in the ordinary course and consistent with past practices, and there has not been any:

        (a)     Material Adverse Change,

        (b)     damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the Purchased Assets and/or the Business; or

        (c)     any acceleration of any sales to any customer of the Business in anticipation of the Closing Date.

        6.14 Product Warranty. The Purchased Inventory has been manufactured in conformity with applicable contractual commitments, and no Seller has a material liability for replacement or repair thereof or other damages in connection therewith. No product manufactured, sold, leased, or delivered by any Seller which is included in the Purchased Assets is subject to any guaranty, express warranty or other indemnity.

        6.15 Product Liability. Neither the Sellers nor any of their subsidiaries have any liability arising out of any injury to individuals or property as a result of the manufacture, sale, possession or use of any inventory sold by them in connection with the Business and, to Sellers’ knowledge, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any such liability. The Sellers have maintained product liability insurance for at least the last five (5) years and agree to continue such coverage or purchase an extended reporting period for any claims arising out of events occurring before the Closing.

        6.16 Product Recalls. To Sellers’ knowledge there have been no product recalls, withdrawals, off-sale orders, warning letters or seizures with respect to any products or items included in the Purchased Inventory.

        6.17 Broker/Finder’s Fees. No Seller has incurred or become liable for any broker’s commission or finder’s fee relating to or in connection with the transactions contemplated by this Agreement.

        6.18 Inventory. All of the Purchased Inventory (a) is not obsolete and of a suitable quality for sale in the ordinary course of the Business (b) is at levels consistent with past practice, and (c) is or will be at Closing free and clear of all Liens.

        6.19 Environmental.

        (a)     There are no pending or, to Sellers’ knowledge, Threatened Proceedings resulting from, arising under or pursuant to any Environmental Law with respect to or affecting any facility used in the conduct of the Business that could reasonably be expected to have a Material Adverse Effect. To Sellers’ knowledge, there has been no Release of any Hazardous Materials at or from any facility used in the conduct of the Business that could reasonably be expected to have a Material Adverse Effect.

        (b)     The Sellers have delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by any Seller pertaining to material compliance of any facility involved in the conduct of the Business with Environmental Laws.

        6.20 Labor Relations. Within the last three years, the Business has not experienced any union organization attempts, labor disputes or work stoppage, or slow downs due to labor disagreements. No Seller has closed any plant or facility, effectuated any layoffs of employees or implemented an early retirement or separation program within the three (3) year period prior to the date hereof, nor has any Seller planned or announced any such action or program in the future. There is no labor strike, dispute or work stoppage, lockout, slow down or other labor controversy pending or, to the knowledge of Sellers, Threatened with respect to any of the Business Employees.

        6.21 Affiliate Transactions.

        (a)        There are no agreements, arrangements or understandings pursuant to which an affiliate of any Seller (other than another Seller) provides or causes to be provided any assets or services used or held for use in connection with the Business or pursuant to which the Business provides or causes to be provided any assets or services to an affiliate of any Seller (other than another Seller).

        (b)        To the knowledge of Sellers, none of William Bauer, Daniel Rivest or Steven Gottsegen has any plans to terminate employment with the Business. Each Seller is in compliance in all material respects with and has complied with in all material respects all laws applicable to the Business relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining, and the payment of social security and other taxes.

        (c)        There are no administrative charges or court complaints or investigations pending or, to the knowledge of Sellers, Threatened against any Seller related to such Seller’s operation of the Business before (i) the U.S. Equal Employment Opportunity Commission, (ii) any state or federal court or agency concerning alleged employment discrimination, or (iii) any other Governmental Authority.

        6.22 Condition and Sufficiency of Assets. To the knowledge of Sellers, the Fixed Assets are in good operating condition and repair. The Purchased Assets constitute in all material respects all of the rights, privileges and other assets owned by Sellers and used in the Business and are adequate in all material respects to conduct such Business as currently conducted and as it has been conducted by the Sellers during the twelve (12) month period prior to the date hereof; provided, however, that the Sellers are currently in the process of transitioning manufacturing activity of the Business to China.

        6.23 China Manufacturing. Except as set forth in Schedule 6.23, all products currently sold by the Business are currently being manufactured in China by an unaffiliated third party under contract to Sellers at a facility or facilities owned, leased or otherwise held by such unaffiliated third party or another party other than Sellers.

        6.24 Disclosure. No representation or warranty made in this Agreement as modified by the Schedules hereto by any Seller contains or will contain as of the Closing Date any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

SECTION 7.  REPRESENTATIONS AND WARRANTIES OF BUYER AND BUYER PARENT.

        Except as set forth in Buyer and Buyer Parent’s Schedules dated as of the date hereof and delivered herewith to Seller, Buyer and Buyer Parent hereby severally and jointly represent and warrant to Sellers as of the date hereof:

        7.1 Good Standing. Buyer and Buyer Parent are corporations duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania with all corporate powers and all governmental licenses, authorizations, consents and approvals required to own or lease their properties and to conduct their respective businesses in the manner and in the places where such properties are owned or leased or such business is conducted.

        7.2 Authorization. Buyer and Buyer Parent have the full right, power and authority to enter into this Agreement and each agreement, document and instrument to be executed and delivered by Buyer and Buyer Parent pursuant to or as contemplated by this Agreement and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by Buyer and Buyer Parent of this Agreement and each such other agreement, document and instrument has been duly authorized by all necessary action of Buyer and Buyer Parent, and no other action on the part of Buyer or Buyer Parent is required in connection therewith. This Agreement and each agreement, document and instrument to be executed and delivered by Buyer and Buyer Parent pursuant to or as contemplated by this Agreement constitutes or will, when executed and delivered by Buyer and Buyer Parent, constitute valid and binding obligations of Buyer and Buyer Parent, enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and subject to the rules of law governing (and all limitations on) specific performance, injunctive relief and other equitable remedies.

        7.3 Litigation. There is no litigation, claim, investigation, action, suit or proceeding pending or, to the knowledge of Buyer and Buyer Parent, threatened against Buyer or Buyer Parent or any affiliate of Buyer or Buyer Parent which if adversely determined, individually or in the aggregate, with all other litigation, claims, investigations, actions, suits or proceedings, would (i) prevent or hinder the consummation of the transactions contemplated by this Agreement or (ii) have a Material Adverse Effect on Buyer or Buyer Parent.

        7.4 Non-Contravention. The execution, delivery and performance by Buyer and Buyer Parent of this Agreement and each such other agreement, document and instrument hereunder to which Buyer or Buyer Parent is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) contravene or violate any provision of the charter or bylaws of Buyer or Buyer Parent, (ii) contravene or conflict with any provision of any law, regulation, judgment, injunction, order, permit or decree binding upon or applicable to Buyer or Buyer Parent or their respective businesses or subsidiaries, except as would not reasonably be expected to have a Material Adverse Effect on Buyer or Buyer Parent; or (iii) constitute a default (with or without notice or lapse of time, or both) under or give rise to any right of termination, cancellation or acceleration of any right or obligation of Buyer or Buyer Parent to which Buyer or Buyer Parent is entitled under any provision of any material agreement, contract or other instrument binding upon Buyer or Buyer Parent.

        7.5 Consents. No approval, consent, authorization or exemption from or filing with any person or entity is required to be obtained or made by Buyer or Buyer Parent in connection with the execution and delivery of this Agreement and each other agreement, document or certificate required to be delivered by Buyer or Buyer Parent hereunder and the consummation of the transactions contemplated hereby.

        7.6 Finder’s Fees. Except as set forth on Schedule 7.6, Buyer and Buyer Parent have not incurred or become liable for any broker’s commission or finder’s fee relating to or in connection with the transactions contemplated by this Agreement.

        7.7 Resale of Purchased Inventory. Buyer is purchasing the Purchased Inventory for resale to its customers in the ordinary course of its business.

        7.8 Disclosure. No representation or warranty made in this Agreement as modified by the Schedules hereto by the Buyer Parent or Buyer contains or will contain as of the Closing Date any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

SECTION 8.  COVENANTS OF SELLERS.

        Sellers hereby covenant and agree with Buyer and Buyer Parent as follows:

        8.1 Confidentiality. Following the Closing, each of the Sellers and their respective affiliates will, and will cause their respective representatives to, maintain the confidentiality of all confidential documents and information concerning the Business, except to the extent that such information can be shown to have been (i) in the public domain through no fault of Sellers, (ii) later lawfully acquired by NutraMax, First Aid or FAP from sources other than Buyer or Buyer Parent or (iii) required to be disclosed by judicial or administrative process or by other requirements of law.

        8.2 Payments with Respect to Purchased Accounts Receivable or Inventory. Following the Closing, the Sellers shall promptly remit to Buyer any and all proceeds received by the Seller after the Closing that are attributable to the Purchased Accounts Receivable or sales of the Purchased Inventory by Buyer, or which are otherwise for the account of Buyer; provided, however, that the Sellers shall have the right to set-off the amount of any payments made in payment of Assumed Accounts Payable against amounts due to Buyer pursuant to this Section 8.2.

        8.3 Business Financial Statements. The Sellers shall cooperate with Buyer and Buyer Parent and use their reasonable efforts to provide Buyer and Buyer Parent within sixty eight (68) days of the Closing Date with the First Aid Division (“FAD”) financial information necessary for the Buyer and Buyer Parent to file with the Securities and Exchange Commission the financial information required under Item 310(c) of Regulation S-B promulgated under the Securities Act of 1933, as outlined below, within 75 days after the Closing Date, as follows:

1)	Audited financial statements for the fiscal years ended September 29, 2007 and September 30, 2006.

2)	Condensed profit and loss statements for the nine months ended September 29, 2007 and September 30, 2006.

3)	Condensed profit and loss statement for the twelve months ended December 30, 2006.

        The financial information will be prepared by the Sellers in accordance with GAAP and, with respect to item 1 above, shall be audited by Vitale Caturano & Company Ltd. (the “Sellers’ Auditor”), and with respect to items 2 and 3 above, shall be reviewed by Sellers’ Auditor, provided, however, that the fees and expenses of the Sellers’ Auditor in connection with the preparation of the required financial information shall be borne by Buyer.

SECTION 9.  COVENANTS OF BUYER AND BUYER PARENT.

        Buyer and Buyer Parent hereby covenant and agree with Sellers as follows:

        9.1 Confidentiality. Following the Closing Date, Buyer and Buyer Parent will, and will cause each of their affiliates and representatives to maintain the confidentiality of all confidential documents and information concerning the Sellers and any businesses of the Sellers (other than the Business) furnished to Buyer, Buyer Parent or their affiliates in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by Buyer or Buyer Parent, (ii) in the public domain through no fault of Buyer or Buyer Parent, (iii) later lawfully acquired by Buyer or Buyer Parent from sources other than a Seller or (iv) required to be disclosed by judicial or administrative process or by other requirements of law.

        9.2 Employees.

        (a)     The Sellers shall terminate the employment of each of the Business Employees set forth on Schedule 9.2(a) (the “Rehired Employees”) as of the end of business on the Closing Date. The Buyer shall have, prior to the Closing Date, offered employment to each of the Rehired Employees, to commence immediately upon such Rehired Employee’s termination by the Sellers, at the base compensation at which such person was employed by the Sellers and with benefits offered by Buyer Parent to its employees, subject to modification given the anticipated short term nature of the employment of certain of the Rehired Employees. The Sellers agree to pay all amounts due to the Rehired Employees upon their termination by the Seller to which they may be entitled upon termination by the Sellers under Sellers’ benefit plans.

        (b)     Each of the Business Employees of the Sellers who are not Rehired Employees (the “WARN Employees”) shall be retained by the Sellers for the applicable notice period under WARN (the “WARN Notice Period”). Subject to the provisions of Section 9.3, the WARN Employees shall be available to the Buyer at any time during the WARN Notice Period upon at least two (2) days notice to the Sellers in connection with the operation of the Business after the Closing Date. No WARN Employee shall be required by the Buyer to perform duties or assume responsibilities inconsistent with the duties and responsibilities of such WARN Employee prior to the Closing Date. Notwithstanding the foregoing, no Seller shall be responsible for any failure by any WARN Employee to report to work as may be requested by the Buyer or otherwise to perform responsibilities as requested by the Buyer.

        (c)     Nothing in this Section 9.2 shall be deemed to make any employee of the Sellers a third party beneficiary of any term or provision of this Agreement.

        (d)     The Sellers hereby consent to the hiring of any such employees by Buyer and waives, with respect to the employment by Buyer of such employees, any claims or rights any Seller may have against Buyer or any such employee under any non-competition, confidentiality or employment agreement.

        9.3 WARN. The Sellers agree that they shall be responsible for and shall assume any liabilities or obligations arising under WARN or any similar state statute affecting WARN Employees as a result of the transactions contemplated hereby.

        9.4 Payments with Respect to Excluded Assets. Buyer and Buyer Parent shall promptly remit to Sellers all monies received by Buyer, Buyer Parent or any of their affiliates following the Closing Date in payment for any Excluded Assets, including payments on account of accounts receivables and trade receivables of Sellers not acquired by Buyer under the terms of this Agreement. Payments remitted to Sellers pursuant to this Section 9.4 shall be in the form received by Buyer, Buyer Parent or any of their affiliates.

        9.5 Payments with Respect to Assumed Accounts Payable. Following the Closing Date, Buyer shall pay, as they come due, all amounts owing under the Assumed Accounts Payable.

        9.6 Services by WARN Employees. In the case of each WARN Employee called to service by the Buyer pursuant to Section 9.2(b), Buyer shall reimburse Sellers at a per diem rate equal to such WARN Employee’s daily compensation rate.

SECTION 10.  COVENANTS OF SELLERS, BUYER AND BUYER PARENT.

        10.1 Cooperation.

        (a)     Subject to Section 12.4, in the event that a claim is asserted against Buyer or its directors or officers with respect to events or conditions occurring or existing in connection with, or arising out of, the operation of the Business prior to the Closing, or the ownership, possession, use or sale of the Purchased Assets prior to the Closing, the Sellers shall reasonably cooperate with Buyer in the defense of any such claim; provided that, if such claim does not give rise to a claim for indemnity against Sellers pursuant to Section 12, such cooperation shall be at the sole cost and expense of Buyer and shall not unreasonably disrupt normal business operations of any Seller.

        (b)     Subject to Section 12.4, in the event that a claim is asserted against any Seller or its officers or directors with respect to events or conditions occurring or existing in connection with, or arising out of, the operation of the Business after the Closing, or the ownership, possession, use or sale of the Purchased Assets after the Closing, Buyer shall reasonably cooperate with such Seller in the defense of any such claim; provided that, if such claim does not give rise to a claim for indemnity against Buyer pursuant to Section 12, such cooperation shall be at the sole cost and expense of such Seller and shall not unreasonably disrupt normal business operations of Buyer.

        10.2 Further Assurances. Following the Closing, each of the parties hereto agrees to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary or desirable in order to evidence or otherwise facilitate the implementation of the transactions contemplated by this Agreement and to vest in Buyer good and marketable title to the Purchased Assets.

        10.3 Post-Closing Tax Matters. After the Closing, upon reasonable prior notice, Buyer, on the one hand, and Sellers, on the other hand, agree to furnish or cause to be furnished to each other and their representatives, employees, counsel and accountants such information relating to the Purchased Assets as is reasonably necessary for financial reporting and accounting matters relating to the Purchased Assets, the preparation and filing of any tax returns, reports or forms relating to the Purchased Assets and the defense of any tax or other claim or assessment relating to the Purchased Assets; provided, however, that such assistance does not unreasonably disrupt the normal operations of Buyer, in the case of assistance given to the Sellers, or any Seller, in the case of assistance given to Buyer.

        10.4 Transition Services. The Sellers agree to perform the corporate overhead and accounting transition services as requested by Buyer for a period of up to ninety (90) days following the Closing as set forth in the terms of the Transition Services Agreement attached hereto as Exhibit F (the “Transition Services Agreement”), at the cost to Buyer set forth therein.

SECTION 11.  CONDITIONS TO CLOSING.

        11.1 Conditions to Obligations of Buyer and Buyer Parent. The obligations of Buyer and Buyer Parent to effect the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver) on or prior to the Closing Date of all of the following conditions:

        (a)    Representations; Warranties; Covenants. Each of the representations and warranties of the Sellers contained in Section 6 shall be true and correct in all material respects at and as of the Closing; and the Sellers shall, on or before the Closing, have performed all of their obligations hereunder which by the terms hereof are to be performed on or before the Closing.

        (b)    Bill of Sale. The Sellers shall have executed and delivered the Bill of Sale in substantially the form attached hereto as Exhibit G.

        (c)    Assignment and Assumption Agreement. The Sellers shall have executed and delivered the Assignment and Assumption Agreement in substantially the form attached hereto as Exhibit H.

        (d)    Trademark Assignment. FAP shall have executed and delivered the Trademark Assignment in substantially the form attached hereto as Exhibit I.

        (e)    Non-Competition Agreement. The Sellers shall have executed and delivered the Non-Competition and Non-Solicitation Agreement in substantially the form attached hereto as Exhibit D.

        (f)    Lease. Buyer shall have entered into the Lease.

        (g)    Secretary’s Certificate. Each of the Sellers shall have delivered to Buyer a certificate of their respective Secretaries, dated as of the Closing Date which shall certify (A) the resolutions adopted by their respective Boards of Directors and stockholders (if applicable) authorizing the Sellers to consummate all of the transactions contemplated hereby and (B) the names of the officers of the Sellers authorized to sign this Agreement and the other documents, instruments or certificates to be delivered pursuant to this Agreement by each of the Sellers, together with the true signatures of such officers.

        (h)    Good Standing Certificate. Each Seller shall have delivered to Buyer a certificate from the Secretary of the State of Delaware, dated as of a recent date prior to the Closing, as to the good standing of such Seller in Delaware.

        (i)    Consents. The Sellers shall have obtained the consents listed in Schedule 6.7.

        (j)    Releases. The Sellers shall have delivered to Buyer at or prior to the Closing instruments releasing any liens on the Purchased Assets.

        (k)    Supply Agreement. NutraMax shall have assigned the Supply Agreement to Buyer.

        (l)    Employment Agreements. Buyer shall have entered into Employment Agreements with William Bauer, Daniel Rivest and Steven Gottsegen on terms and conditions satisfactory to Buyer.

        (m)    Insurance. Seller shall have provided to Buyer evidence of product liability insurance as set forth in Section 6.15 and evidence of insurance maintained by Infotex under the Supply Agreement.

        11.2 Conditions to Obligations of Sellers. The obligation of the Sellers to effect the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver) on or prior to the Closing Date of all of the following conditions:

        (a)    Representations; Warranties; Covenants. Each of the representations and warranties of Buyer and Buyer Parent contained in Section 7 shall be true and correct in all material respects as of the Closing; and Buyer and Buyer Parent shall, on or before the Closing, have performed all of their obligations hereunder which by the terms hereof are to be performed on or before the Closing.

(b)     Purchase Price. Buyer shall have delivered the Cash Purchase Price to FAP.

        (c)    Assignment and Assumption Agreement. Buyer shall have executed and delivered the Assignment and Assumption Agreement in substantially the form attached hereto as Exhibit H.

        (d)    Trademark Assignment. Buyer shall have executed and delivered the Trademark Assignment in substantially the form attached hereto as Exhibit I.

        (e)    Non-Competition Agreement. Buyer and Buyer Parent shall have executed and delivered the Non-Competition and Non-Solicitation Agreement in substantially the form attached hereto as Exhibit D.

        (f)    Good Standing Certificate. Each of Buyer and Buyer Parent shall have delivered to Sellers a certificate from the Secretary of State of the Commonwealth of Pennsylvania, dated as of a recent date prior to the Closing, as to the good standing of Buyer and Buyer Parent in Pennsylvania.

        (g)    Secretary’s Certificates. Each of Buyer and Buyer Parent shall have delivered to Sellers a certificate of such party’s corporate Secretary dated as of the Closing Date which shall certify (A) the resolutions adopted by such party’s Board of Directors and stockholders (if applicable) authorizing such party to consummate all of the transactions contemplated hereby, (B) the charter and by-laws of such party and (C) the names of the officers of such party authorized to sign this Agreement and the other documents, instruments or certificates to be delivered pursuant to this Agreement by such party, together with the true signatures of such officers.

SECTION 12.  SURVIVAL; INDEMNIFICATION.

        12.1 Survival. The covenants, agreements, representations and warranties of the parties in this Agreement or in any certificate or other writing delivered pursuant hereto shall survive for twelve (12) months following the Closing Date, or in the case of Sections 6.1 (Good Standing), 6.2 (Authorization), 6.3 (Title), 7.1 (Good Standing), 7.2 (Authorization), and Section 9.1 (Confidentiality) until expiration of the applicable statute of limitations, if any, or if there is none, indefinitely, or Section 8.1 (Confidentiality) for five (5) years after the Closing Date (such date, the “Indemnification Cut-Off Date”). Notwithstanding the preceding sentence, any covenant, agreement, representation or warranty in respect of which indemnity may be sought under Section 12.2 or Section 12.3 shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right to indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

        12.2 Indemnification By Seller and Seller Parent.

        (a)     NutraMax, First Aid and FAP, severally and jointly, hereby indemnify Buyer, Buyer Parent and their directors and officers (collectively, the “Buyer Indemnified Parties” and, individually, a “Buyer Indemnified Party”) from and against any and all damage, loss, diminution in value, liability and expense (including without limitation reasonable expenses of investigation and reasonable attorneys’ fees and expenses in connection with any action, suit or proceeding) (“Losses”) incurred or suffered by any such Buyer Indemnified Party which arises out of (i) any breach of any representation, warranty or covenant of NutraMax, First Aid or FAP in this Agreement or any other agreement executed in connection herewith, (ii) the Excluded Liabilities or (iii) any Liens described on Schedule 2.1(c).

        (b)     Limitation of Seller Indemnification. Notwithstanding the provisions of Section 12.2(a):

        (i)     Buyer Indemnified Parties shall not be entitled to indemnification for Losses in respect of claims made pursuant to Section 12.2(a) unless the total of all Losses in respect of such claims made by such Buyer Indemnified Parties shall exceed Fifty Thousand Dollars ($50,000) in the aggregate (the “Seller Deductible”), whereupon, all such Losses in respect of such claims above such amount shall be recoverable by the Buyer Indemnified Parties in accordance with the terms hereof. For the purposes of calculating the Seller Deductible, all materiality qualifiers contained in Sellers’ representations and warranties shall be disregarded;

        (ii)     Except as set forth in Section 12.6, the maximum amount payable to all Buyer Indemnified Parties for Losses in respect of claims made by Buyer Indemnified Parties under Section 12.2(a) shall not exceed: (i) with respect to claims made under Sections 6.2 and 6.3 hereunder, the Purchase Price and (ii) with respect to all other claims One Million, Three Hundred Thousand Dollars ($1,300,000) (the “Seller Cap”);

        (iii)     No Seller will have no liability under any provision of this Agreement for any Losses to the extent that such Losses relate to actions taken or not taken by Buyer or Buyer Parent after the Closing. After the Closing, Buyer and Buyer Parent will take all reasonable steps to mitigate all Losses upon and after becoming aware of any event or circumstance that could reasonably be expected to give rise to any Losses with respect to which indemnification may be required hereunder;

        (iv)     Any liability for indemnification under Section 12.2(a) shall be determined without duplication of recovery by reason of the state of facts giving rise to such liability constituting a breach of more than one representation, warranty or covenant;

        (v)     Except as set forth herein, the Sellers shall not be obligated to provide indemnification hereunder with respect to any claim made after the Indemnification Cut-Off Date;

        (vi)     No Seller shall in any event be liable under this Section 12.2, and no claim for indemnification may in any event be asserted against any Seller under this Section 12.2, for any incidental or consequential damages by reason of a breach of any representation, warranty, covenant or indemnity contained herein; and

        (vii)     Upon making any payment to any Buyer Indemnified Party for any indemnification claim pursuant to this Section 12, the Sellers will be subrogated, to the extent of such payment, to any rights that the Buyer Indemnified Party may have against other Persons (other than another Buyer Indemnified Party) with respect to the subject matter of such indemnification claim.

        12.3 Indemnification By Buyer and Buyer Parent.

        (a)     Buyer and Buyer Parent, severally and jointly, hereby indemnify the Sellers and their controlling stockholders, directors, officers and employees (collectively, the “Seller Indemnified Parties” and, individually, a “Seller Indemnified Party”) from and against any and all Losses incurred or suffered by any such Seller Indemnified Party which arises out of (i) any breach of any representation, warranty or covenant made by Buyer or Buyer Parent in this

Agreement or any other agreement executed in connection herewith or (ii) the operation of the Business and/or ownership of the Purchased Assets from and after the Closing.

        (b)     Limitation of Buyer Indemnification. Notwithstanding the provisions of Section 12.3(a):

        (i)     Seller Indemnified Parties shall not be entitled to indemnification for Losses in respect of claims made pursuant to Section 12.3(a) unless the total of all Losses in respect of such claims made by such Seller Indemnified Parties shall exceed Fifty Thousand Dollars ($50,000) in the aggregate (the “Buyer Deductible”), whereupon, only Losses in respect of such claims above such amount shall be recoverable by Seller Indemnified Parties in accordance with the terms hereof;

        (ii)     Except for the obligations set forth in Section 3.3 and as set forth in Section 12.6, the maximum amount payable to all Seller Indemnified Parties for Losses in respect of claims made by Seller Indemnified Parties under Section 12.3(a) shall not exceed: (i) with respect to claims made under Section 7.2 hereunder, the Purchase Price and (ii) with respect to all other claims One Million, Three Hundred Thousand Dollars ($1,300,000) (the “Buyer Cap”);

        (iii)     Seller Indemnified Parties shall take all reasonable steps to mitigate Losses for which indemnification may be claimed by them pursuant to this Agreement upon and after becoming aware of any event that could reasonably be expected to give rise to any such Losses. Any liability for indemnification under Section 12.3(a) shall be determined without duplication of recovery by reason of the state of facts giving rise to such liability constituting a breach of more than one representation, warranty or covenant;

        (iv)     Except as set forth herein, Buyer shall not be obligated to provide indemnification hereunder with respect to any claim made after the Indemnification Cut-Off Date;

        (v)     Buyer and Buyer Parent shall not in any event be liable under this Section 12.3, and no claim for indemnification may in any event be asserted against Buyer or Buyer Parent under this Section 12.3, for any incidental or consequential damages by reason of a breach of any representation, warranty, covenant or indemnity contained herein; and

        (vi)     Upon making any payment to any Seller Indemnified Party for any indemnification claim pursuant to this Section 12, Buyer and Buyer Parent will be subrogated, to the extent of such payment, to any rights that Seller Indemnified Party may have against other Persons (other than another Seller Indemnified Party) with respect to the subject matter of such indemnification claim.

        12.4 Notice; Payment of Losses; Defense of Claims.

        (a)     Notice of Claims. Promptly after receipt by an indemnified party of notice of any claim, liability or expense to which the indemnification obligations hereunder would apply, the indemnified party shall give notice thereof in writing (a “Claim Notice”) to the indemnifying party, but the omission to so notify the indemnifying party promptly will not relieve the indemnifying party from any liability except (i) to the extent that the indemnifying party shall have been materially prejudiced as a result of the failure or delay in giving such Claim Notice and (ii) that no indemnification will be payable to an indemnified party with respect to any claim for which the Claim Notice is given after the Indemnification Cut-Off Date for such claim. Such Claim Notice shall state the information then available regarding the amount and nature of such claim, liability or expense and shall specify the provision or provisions of this Agreement under which the liability or obligation is asserted.

        (b)    Third Party Claims. In the case of any third party claim, if within ten (10) business days after receiving the notice described in the preceding paragraph the indemnifying party gives written notice (the “Defense Notice”) to the indemnified party stating that (i) it may be liable under the provisions hereof for indemnity in the amount of such claim if such claim were successful and (ii) that it disputes and intends to defend against such claim, liability or expense at its own cost and expense, then counsel for the defense shall be selected by the indemnifying party (subject to the consent of the indemnified party which consent shall not be unreasonably withheld) and the indemnified party shall not be required to make any payment with respect to such claim, liability or expense as long as the indemnifying party is conducting a good faith defense at its own expense; provided, however, that the assumption of defense of any such matters by the indemnifying party shall relate solely to the claim, liability or expense that is subject or potentially subject to indemnification.

        (c)     The indemnifying party shall have the right, with the consent of the indemnified party, which consent shall not be unreasonably withheld, to settle all indemnifiable matters related to claims by third parties which are susceptible to being settled provided the indemnifying parties’ obligation to indemnify the indemnified party therefore will be fully satisfied. The indemnifying party shall keep the indemnified party apprised of the status of the claim, liability or expense and any resulting suit, proceeding or enforcement action, shall furnish the indemnified party with all documents and information that the indemnified party shall reasonably request and shall consult with the indemnified party prior to acting on major matters, including settlement discussions. Notwithstanding anything herein stated, the indemnified party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the expense of separate counsel for the indemnified party shall be paid by the indemnifying party.

        If no Defense Notice is given by the indemnifying party, or if a good faith defense is not being or ceases to be conducted by the indemnifying party, the indemnified party shall, at the expense of the indemnifying party, undertake the defense of (with counsel selected by the indemnified party), and shall have the right to compromise or settle such claim, liability or expense. If such claim, liability or expense is one that by its nature cannot be defended solely by the indemnifying party, then the indemnified party shall make available all information and assistance that the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense.

        12.5 Purchase Price Adjustment. All indemnification payments made under this Agreement shall be treated as adjustments to the Purchase Price.

        12.6 Exclusive Remedy. Except as otherwise set forth in this Agreement, after the Closing, this Section 12 shall provide the sole and exclusive remedy for claims for indemnification for Losses arising from a breach of the representations and warranties, covenants or other agreement or any other claim arising out of this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, nothing in this Agreement shall limit the remedy available to a party for (i) claims arising out of fraud, intentional misrepresentation or willful breach or (ii) claims arising out of breaches of Sections 8.1 (Confidentiality) and 9.1 (Confidentiality).

        SECTION 13.  MISCELLANEOUS.

        13.1 Notices. All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given: (i) on the date of delivery, if personally delivered by hand, (ii) upon the third day after such notice is deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, (iii) upon the date scheduled for delivery after such notice is sent by a nationally recognized overnight express courier or (iv) by fax upon written confirmation (including the automatic confirmation that is received from the recipient’s fax machine) of receipt by the recipient of such notice:

if to Buyer, to:	with a copy to:

Derma Sciences, Inc.	Gallagher, Briody & Butler
Attn: Edward J. Quilty	Attn: Thomas P. Gallagher, Esq.
214 Carnegie Center, Suite 100	155 Village Boulevard, Second Floor
Princeton, NJ 08540	Princeton, NJ 08540
Fax: (609) 514-0502	Fax: (609) 452-0090

if to Buyer Parent, to:	with a copy to:

Derma Sciences, Inc.	Gallagher, Briody & Butler
Attn: Edward J. Quilty	Attn: Thomas P. Gallagher, Esq.
214 Carnegie Center, Suite 100	155 Village Boulevard, Second Floor
Princeton, NJ 08540	Princeton, NJ 08540
Fax: (609) 514-0502	Fax: (609) 452-0090

if to any Seller, to:	with a copy to:

NutraMax Products, Inc.	Goodwin Procter LLP
Attn: Jim Todd, President	Attn: James A. Matarese, Esq.
9 Blackburn Drive	Exchange Place
Gloucester, Massachusetts 01930	53 State Street
Fax: (978) 282-3790	Boston, Massachusetts 02109
Fax: (617) 523-1231

13.2 Amendments; No Waivers.

        (a)     Any provision of this Agreement may be amended prior to the Closing Date if, and only if, such amendment is in writing and signed by each of the parties hereto. Any provision of this Agreement may be waived by any of the parties hereto if the waiver is in writing and signed by the party to be bound.

        (b)     No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

13.3 Expenses. Except as expressly provided hereunder, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

        13.4 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except for an assignment by Buyer and Buyer Parent of their rights under this Agreement to their lenders as collateral security for loans made by such lenders, no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto.

        13.5 Governing Law; Consent to Jurisdiction. Except as otherwise provided in this Agreement, all disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. If a claim is commenced by Buyer, such claim shall be brought in the courts of Suffolk County in the Commonwealth of Massachusetts or the United States district courts for such county. If a claim is commenced by Sellers, such claim shall be brought in the courts of Mercer County, New Jersey or the United States District Court located in Trenton, New Jersey. Each party agrees not to commence any litigation relating hereto except as set forth above, waives any objection to the laying of venue of any such litigation in the courts agreed to above, and agrees not to plead or claim if litigation is commenced as set forth above that such litigation has been brought in an inconvenient forum.

        13.6 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

        13.7 Entire Agreement. This Agreement and each agreement, document and instrument to be delivered pursuant to this Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto. None of the provisions of this Agreement, or the agreements, documents and instruments to be delivered pursuant to this Agreement, is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

        13.8 Bulk Sales Laws. Buyer Parent, Buyer and the Sellers each hereby waive compliance by the Sellers with the provisions of the “bulk sales”, “bulk transfer” or similar laws of any state, provided that Sellers agree to indemnify the Buyer Indemnitees from and against any claims arising out of the failure to comply with such laws.

        13.9 Taxes Related to Transfer of Purchased Assets. Buyer shall be responsible for any transfer, documentary, sales, use, stamp, or other Taxes assessed upon or with respect to the transfer of the Purchased Assets to Buyer and any recording or filing fees with respect thereto.

[Signature Page Follows]

[Signature Page to Asset Purchase Agreement]

        IN WITNESS WHEREOF, the parties hereto here caused this Agreement to be duly executed by their respective authorized officers as of the day and year first set forth above.

BUYER: DERMA FIRST AID PRODUCTS, INC.
By:
Name: Title:

BUYER PARENT: DERMA SCIENCES, INC.
By:
Name: Edward J. Quilty Title: President and Chief Executive Officer

SELLERS: F.A. PRODUCTS, L.P. By: First Aid Products, Inc. Its: General Partner
By:
Name: James W. Todd Title: President and Chief Executive Officer

NUTRAMAX PRODUCTS, INC.
By:
Name: James W. Todd Title: President and Chief Executive Officer

FIRST AID PRODUCTS, INC.
By:
Name: James W. Todd Title: President and Chief Executive Officer

[Signature Page to Asset Purchase Agreement]

EXHIBIT A

PRODUCT LINES

1. Adhesive Strips — unit code 6410

2. Tapes — unit code 6420

3. Conform/Pads/Gauze — unit code 6430

4. Specialty — unit code 6450

5. Travel — unit code 6483

6. FA Misc — unit code 6490

EXHIBIT B

LEASE

        THIS LEASE AGREEMENT (the “Lease”), made and entered effective as of the 7th day of November 2007, by and between NUTRA (TX) QRS 12-39, INC., a Texas corporation (“Owner”) and DERMA FIRST AID PRODUCTS, INC., a Pennsylvania corporation (“Tenant”).

        For and in consideration of the covenants, terms, conditions, agreements and payments as set forth in this Lease Agreement, the parties hereto agree as follows:

1.0	LEASE PREMISES:

        Owner hereby leases to Tenant and Tenant hereby leases from Owner upon the terms and conditions hereof that certain space consisting of 50,000 square feet, as mutually determined by Owner and Tenant (“the Premises”), together with the Land (as hereinafter defined) on which the building and other improvements are located, including parking and other common facilities, which shall hereinafter collectively be referred to as the “Property”. “Land” shall mean all that land which is more particularly described in “Exhibit A”. If Landlord and Tenant do not mutually agree on the location of the Premises on the Property within ten (10) days of the Commencement Date, the Premises shall consist of all areas of the building currently used by the former tenant, as set forth in a schematic plan to be delivered by Tenant to Landlord within fifteen (15) days of the Commencement Date.

2.0	TERM:

        The term of this Lease shall commence on the 7th day of November, 2007 (the “Commencement Date”), and shall end at 12:00 midnight on the 31st day of May, 2008 (the “Expiration Date”).

3.0	RENT:

        Tenant shall pay to Owner, at the address of Owner set forth below, or at such other place or in such other manner as Owner may from time to time designate in writing, the following as rent for the Premises:

        3.01 Rent:

    (a)        Base Rent: The base rent for the full term hereof shall be One Hundred Twelve Thousand Five Hundred Dollars ($112,500.00) (the “Base Rent”). Said Base Rent shall be payable in equal monthly installments of Eighteen Thousand Seven Hundred Fifty Dollars ($18,750.00) (the “Monthly Rent”) in advance on the first day of each month commencing on December 1, 2007 and continuing monthly for the term hereof, except that Tenant shall pay the first Monthly Rent on the execution hereof. The Monthly Rent for any partial month during the Term shall be prorated.

    (b)        Additional Rent: Tenant shall pay all amounts, liabilities and obligations, other than Base Rent, which Tenant assumes or agrees to pay under this Lease to Owner or others (the “Additional Rent”; together with the Base Rent, collectively, the “Rent”).

4.0	REAL ESTATE TAXES AND PERSONAL PROPERTY TAXES:

    (a)        Real Estate Taxes: Landlord shall be responsible for the payment of any real estate taxes and assessments levied on the Property and Tenant shall not be responsible to reimburse Landlord for such cost.

    (b)        Personal Property Taxes: Tenant shall be responsible and pay for any and all taxes and assessments levied on Tenant’s furniture, fixtures, equipment and items of a similar nature located on the Premises.

5.0	REPAIRS AND MAINTENANCE:

(a)     Except as expressly set forth herein, Owner shall not be required to provide Tenant any services hereunder and all services, including without limitation, electricity and other utilities, shall be obtained and maintained at the sole cost, expense and risk of Tenant. Tenant shall be responsible for electricity and other utility costs for the entire Property. Furthermore, in no event shall Owner be liable for any interruption or failure in the supply of any such utility to the Premises.

(b)     Tenant shall be responsible, at its sole cost and expense, for all repair and maintenance of the Premises, provided that Tenant will not be responsible for any repairs or maintenance that are necessitated by the condition of the Premises as of the date of Tenant’s occupancy, provided that Tenant provides Landlord, within ten (10) days of the Commencement Date, a written property inspection report (the “Property Inspection Report”) describing the condition of the Premises as of the Commencement Date, to be completed by an engineering firm approved by Owner. Except such conditions as identified in the Property Inspection Report, Tenant shall, at the end of the term hereof, return the Premises to Owner in substantially as good condition as when received except for usual or ordinary wear and tear. Tenant shall, throughout the term hereof, take good care of the Premises and the fixtures and appurtenances therein and, at Tenant’s sole cost and expense, make all non-structural repairs thereto, and, as required, non-structural replacements thereof, as and when needed to preserve the same in good working order and condition, reasonable wear and tear, obsolescence and damage from the elements, fire or other casualty, excepted. Tenant shall be responsible, at its sole cost and expense, for all damage or injury to the Premises (including all improvements or alterations therein), whether or not requiring structural repairs, caused by or resulting from Tenant’s use or occupancy of the Premises or Tenant’s or its invitees’ acts, omissions, neglect or unsafe conduct. Tenant is also obligated to perform, at Tenant’s own cost and risk, all other maintenance and repairs necessary to cause the Premises to be suitable for Tenant’s intended commercial purposes.

(c)         Excluding Tenant’s maintenance and repair obligations as provided above, Owner will make, at Tenant’s cost, all repairs to and provide the maintenance for the Property, of which the Premises is a part, including, but not limited to common areas and base systems of the building, and the structural components of the building, the cost of supplying HVAC to the building, the costs of maintaining, repairing, lining and lighting all appurtenant parking, sidewalk and ingress areas, and the planting, mowing and maintaining of all planted areas within or appurtenant to the Property, provided, however, while the foregoing maintenance and repair obligations shall include replacements as warranted, that (i) Landlord will attempt first to repair any item that is reasonably susceptible to repair and will only replace such item, if the applicable item is not reasonably susceptible to repair and (ii) Tenant shall not be responsible for the cost of any single replacement item where the cost of such single replacement item exceeds Ten Thousand Dollars ($10,000). Owner shall send Tenant a monthly invoice for each month for any and all fees incurred by Owner in connection with the maintenance of the Property as provided above. Tenant shall pay the amount as specified in the invoice as Additional Rent within ten (10) days of the date of the invoice. In no event, shall Landlord’s delay in sending Tenant a monthly invoice for Landlord’s maintenance and repairs under this Paragraph be deemed as Landlord’s waiver of any of Tenant’s obligations to pay for such maintenance and repairs.

6.0	ALTERATION - CHANGES AND ADDITIONS - RESPONSIBILITY:

        Tenant shall not make any changes or alterations to the Premises without Owner’s prior written consent.

7.0	SIGN APPROVAL:

        Tenant shall not install, paint, display, inscribe, place or affix, or otherwise attach, any sign, picture, advertisement, notice, lettering or direction on the outside of the Premises for exterior view without the written consent of Owner, which consent shall not be unreasonably withheld.

8.0	OBSERVANCE OF LAW:

        Tenant shall comply with all provisions of law, including without limitation, federal, state, county and city laws, ordinances and regulations and any other governmental, quasi-governmental or municipal regulations which relate to the partitioning, equipment operation, alteration, occupancy and use of the Premises, and the making of any repairs, replacements, alterations, additions, changes, substitutions or improvements of or to the Premises, and zoning and use ordinances. Moreover, Tenant shall comply with all police, fire, and sanitary regulations imposed by any federal, state, county or municipal authorities, or made by insurance underwriters, and to observe and obey all governmental and municipal regulations and other requirements governing the conduct of any business conducted in the Premises.

9.0	WASTE AND NUISANCE:

        Tenant shall not commit, suffer or permit any waste or damage or disfiguration or injury to the Premises or the fixtures and equipment located therein or thereon, or permit or suffer any overloading of the floors, sidewalks or paved areas on the Premises.

10.0	GLASS AND DOOR RESPONSIBILITY - TENANT:

        All glass and doors on the Premises shall be the responsibility of Tenant. Any replacement or repair shall be promptly completed at the expense of Tenant. Owner at its option, may order or perform such replacement or repair at Tenant’s cost.

11.0	USE OF PREMISES:

        Tenants shall use the Premises for warehouse, light manufacturing, and/or general office use and for no other purpose.

12.0	INSURANCE:

    12.01.        Tenant’s Insurance: Tenant shall, at Tenant’s sole cost and expense, be fully responsible for obtaining and maintaining insurance for the protection and safe keeping of its inventory of merchandise and all of its equipment, furniture, fixtures, and other personal property on the Premises insured to its full replacement value against all of the risks described in this Section above. Owner shall not be obligated in any manner to provide insurance of any character for the benefit of Tenant and shall not be liable to Tenant for any loss, theft, damage, disappearance or injury to any of the merchandise, equipment, furniture, fixtures, and/or any other personal property of Tenant, or in the possession or custody of Tenant, regardless of the cause of such damage, injury, disappearance or loss.

        Tenant shall procure, pay for and maintain comprehensive general public liability insurance and property damage insurance providing coverage from any loss or damage occasioned by an accident or casualty, arising from use of the Premises by Tenant, its employees, agents, guests and invitees in amounts not less than One Million Dollars ($1,000,000) per occurrence with an aggregate of Two Million Dollars ($2,000,000) coverage for bodily injury, death and property damage with overlying excess liability coverage of Ten Million Dollars ($10,000,000) or such other limits as Owner may, from time to time designate by notice to Tenant. Tenant’s liability coverage shall also include worker’s insurance with primary coverage of One Million Dollars ($1,000,000) all of which coverage shall be referred to as the Liability Policies. Notwithstanding the foregoing, with respect to Tenant’s worker’s insurance, said coverage shall be the greater of (i) One Million Dollars ($1,000,000) and (ii) the minimum amount required by law in Texas. It is further agreed that a certificate of the Liability Policies shall be delivered to Owner by Tenant upon request of Owner. All insurance provided for in this Article to be obtained by Tenant shall be effected under valid and enforceable policies in form satisfactory to Owner, issued by insurers of recognized responsibility and each such policy shall name Owner as an additional insured. All such insurance policies shall be written on an “occurrence” basis and shall state that such insurance obtained by Tenant is primary over any insurance carried by Owner, and each worker’s compensation, employer’s liability, automobile liability policy and all other liability policies shall include a wavier of subrogation in favor of Owner. Certificates of such insurance naming Owner as an additional insured shall be delivered to Owner and shall provide that said coverage shall not be changed, modified, reduced or canceled except upon thirty (30) days prior written notice to Owner, with the exception of cancellation for non-payment, in which case, upon ten (10) days.

        If Tenant shall fail to comply with any of the foregoing requirements relating to insurance, Owner may, at its option, obtain such insurance and Tenant shall pay to Owner upon demand as additional rent the costs of the premiums therefor.

    12.02.        Owner’s Insurance. Owner agrees to maintain at its sole cost and expense throughout the term of this Lease, one or more policies of fire and standard extended coverage insurance that shall include the Premises (excluding Tenant’s leasehold improvements, fixtures, equipment, merchandise and other personal property from time to time located on the Premises) providing protection against perils included within the standard form of all-risk insurance policy issued by insurance companies in the State of Texas.

13.0	DAMAGE TO THE PREMISES:

        In the event the Premises and/or the improvements of which the Premises are a part shall be totally destroyed by fire or other casualty or so badly damaged that, in the opinion of Owner, it is not feasible to repair or rebuild same, Owner shall have the right to terminate this Lease upon written notice to Tenant. If, as determined by Owner, (i) the Premises shall be partially untenantable thereby and (ii) the remaining tenantable portion of the Premises is less than the Maximum Square Footage as defined hereinafter, then appropriate reduction of the Monthly Rent shall be allowed for the unoccupied portion of the Maximum Square Footage until repair thereof shall be substantially completed. “Maximum Square Footage” as used herein shall be equal to 50,000 square feet. If the entire Premises are rendered untenantable thereby, except if caused by Tenant’s negligence, Tenant may, at its election, terminate this Lease as of the date of the damage. If the entire Premises are rendered untenantable thereby, except if caused by Tenant’s negligence, and if Tenant elects not to terminate the Lease, the Monthly Rent shall abate in proportion to the loss of use of the Premises by Tenant during such untenantability.

14.0	HAZARDOUS MATERIALS

14.01 Tenant shall not cause or permit any Hazardous Material (as hereinafter defined) to be brought upon, kept, or used in or about the Premises by Tenant, its agents, employees, contractors, or invitees, except for such hazardous material as is necessary to Tenant’s business.

14.02 Any Hazardous Material permitted on the Premises as provided herein and all containers therefor, shall be used, kept, stored, and disposed of in a manner that complies with all federal, state, and local laws or regulations applicable to any such Hazardous Material.

14.03 Tenant shall not discharge, leak, or emit, permit to be discharged, leaked, or emitted, any material into the atmosphere, ground, sewer system, or any body of water, if such material (as determined by Owner or any governmental authority) does or may pollute or contaminate the same, or may adversely affect (a) the health, welfare, or safety of persons, whether located on the Premises or elsewhere; or (b) the condition, use, or enjoyment of the Premises.

14.04 As used herein, the term "Hazardous Material" means:

14.04.01	Any “hazardous waste” as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder; and

14.04.02	Any “hazardous substance’” as defined by the Comprehensive Environmental response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; and

14.04.03 Any oil, petroleum products and their byproducts; and 14.04.04 Any substance which is or becomes regulated by any federal, state, or local governmental authority.

        14.05 Tenant agrees that it shall be fully liable for all costs and expenses related to the use, storage, and disposal of Hazardous Material kept on the Premises by Tenant. Tenant shall defend, indemnify, and hold harmless Owner and its agents from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses (including, without limitation, attorneys’ and consultant fees, court costs, and litigation expenses) of whatever kind or nature, know or unknown, contingent or otherwise, arising out of or in any way related to:

14.05.01.	The presence, disposal, release, or threatened release of any such Hazardous Material which affects soil, water, vegetation, buildings, personal property, persons, animals, or otherwise;

14.05.02	Any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Material;

14.05.03	Any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Material; or 14.05.04 Any violation of any laws applicable thereto. The provisions of this Section shall be in addition to any other obligations and liabilities tenant may have to Owner at law or at equity and shall survive the transactions contemplated herein and shall survive the termination of this Lease.

15.0	INSPECTION AND RIGHT OF ENTRY TO PREMISES:

        Owner and its agents shall have the right to enter the Premises at all reasonable times for the purpose of examining or inspecting the same, to supply any services to be provided by Owner to Tenant hereunder, to show the same to prospective purchasers or tenants and to make such alterations, repairs, improvements or additions, whether structural or otherwise, to the Premises as Owner may deem necessary or desirable. Owner may enter by means of a master key without liability to Tenant except for any failure to exercise due care for Tenant’s property and without affecting this Lease. Owner shall use reasonable efforts on any such entry not to unreasonably interrupt or interfere with Tenant’s use and occupancy of the Premises and Owner shall notify Tenant prior to entry except in cases of an emergency.

16.0	DEFAULT - REMEDIES OF OWNER:

        16.01 In an event of non-monetary default in the terms hereof by Tenant and failure of Tenant to cure such non-monetary default within ten (10) business days after written notice of default from Owner, or alternatively in an event of a monetary default of which no notice is required, and failure of Tenant to cure such default within three (3) business days, Owner shall have the following rights and remedies, in addition to all other remedies at law or equity, and none of the following, whether or not exercised by Owner, shall preclude the exercise of any other right or remedy whether herein set forth or existing at law or equity.

16.01.01	Owner shall have the right to terminate this Lease by giving Tenant notice in writing, and upon the giving of such notice, this Lease and the term hereof as well as all the right, title and interest of Tenant under this Lease shall wholly cease and expire in the same manner and with the same force and effect on the date specified in such notice as if such date were the Expiration Date of the term of this Lease, without the necessity of re-entry or any other act on Owner’s part. Upon termination, tenant shall quit and surrender to Owner the Premises. If this Lease is so terminated by Owner, Owner shall be entitled to recover from Tenant as damages, in addition to other costs, damages, charges or obligations under this Lease, the worth at the time of such termination of the excess, if any, of the amount of rent reserved in this Lease for the balance of the term of this Lease (which shall be calculated on the then current rent under this Lease) in excess of the then reasonable rental value of the Premises for the same period plus all cost and expenses of Owner caused by Tenant’s default.

16.01.02	Owner may, without demand, or notice, re-enter and take possession of the Premises or any part thereof, repossess the same and expel Tenant and those claiming through or under Tenant, and remove the effect of any and all such persons (forcibly, if necessary) without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of Rent or preceding breach of covenants. Should Owner elect to re-enter as provided in this Section 16.01, or should Owner take possession pursuant to legal proceedings or pursuant to any notice provided for by the law, Owner may, from time to time, without terminating this Lease, relet the Premises or any part thereof for such other conditions as Owner may deem advisable, with the right to make alterations and repairs to Premises. No such re-entry or repossession of the Premises shall be construed as an election on Owner’s part to terminate this Lease unless a written notice of termination is given to Tenant by Owner. No such re-entry or repossession of the Premises shall relieve Tenant of its liability and obligation under this Lease, all which shall survive such re-entry or repossession. Upon the occurrence of such re-entry or repossession, Owner shall be entitled to damages in the amount of the Monthly Rent, and any other sums, which would be payable hereunder if such re-entry or repossession had not occurred, less the net proceeds, if any, of reletting of the Premises after deduction all owner’s expenses in connection with such reletting, including, but without limitation, all repossession costs, brokerage commissions, legal expenses, attorney’s fees expenses of employees, alteration costs, and expenses of preparation for such reletting. Tenant shall pay such liquidated damages to Owner on the days on which the Rent or any other sums due hereunder would have been payable if possession had not been retaken. In no event shall Tenant be entitled to receive any excess, if any, of net Rent collected by Owner as a result of such reletting over the sums payable by Tenant to Owner hereunder.

16.01.03	No remedy herein or otherwise conferred upon or reserved to Owner shall be considered exclusive of any other remedy but shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by Statute. Further, all powers and remedies given by this Lease to Owner may be exercised, from time to time, and as often as occasion may arise or as may be deemed expedient. No delay or omission of Owner to exercise any right or power arising from any default shall impair any such right or power or shall be considered to be a waiver of such default or acquiescence thereof. The acceptance of rental by Owner shall not be deemed to be a waiver of any breach of any of the covenants herein contained or of any of the rights of Owner to any remedies herein given

17.0	INDEMNIFICATION OF OWNER:

        Tenant shall pay, protect, defend and indemnify Owner and save it harmless from and against any and all loss (including loss of rentals payable by Tenant in the event of loss either directly or indirectly caused by commission or omission of Tenant), claims, actions, damages, liability and expenses in connection with loss of life, personal injury and damage to property arising from any occurrence in, upon or at the Premises or any party thereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, servants, licensees, or concessionaires or invitees or by anyone permitted to be on the Premises by Tenant. In case Owner shall, without fault on its part, be made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold Owner harmless and shall pay all cost, expenses and reasonable attorneys’ fees incurred or paid by Owner in connection with such litigation. All personal property on the Premises shall be at Tenant’s sole risk, and Owner shall not be liable for any damage done to or loss of such personal property, or for damage or loss suffered by Tenant.

18.0	ASSIGNMENT OR SUBLETTING:

        Tenant may not assign the Lease or sublet the Premises without the written consent of Owner. In no event will any subletting or assignment reduce Tenant’s liability under this lease.

19.0	QUIET ENJOYMENT:

        Owner agrees to warrant and defend Tenant in the quiet enjoyment and possession of the Premises during the term of this Lease so long as Tenant is not in default hereunder.

20.0	CONDEMNATION:

        If more than twenty percent (20%) of the Premises, shall be taken by eminent domain, or by conveyance in lieu thereof, and if such taking interferes substantially with Tenant’s use of the Premises, then this Lease, at the option of either party evidenced by notice to the other given within thirty (30) days from the taking or conveyance, shall forthwith cease and terminate entirely. In the event of such termination of this Lease, then rental shall be due and payable to the actual date of such termination. If less than twenty percent (20%) of the Premises shall be taken, or if more than twenty percent (20%) of the Premises is taken and neither party terminates this Lease, this Lease shall cease and terminate as to that portion of the Premises so taken as of the date of taking, and the rental thereafter payable under this Lease shall be abated pro rata from the date of such taking in an amount by which that portion of the structural portion of the Premises so taken shall bear to the Maximum Square Footage prior to such taking. If any part of the buildings or real property shall be taken by eminent domain, or by conveyance in lieu thereof, and if such taking substantially interferes with Owner’s ownership or use of the buildings, Owner, at its option, may, upon thirty (30) days written notice to Tenant, terminate this Lease as of such taking. In any event, Owner shall receive the entire award for the land and improvements taken by condemnation.

        To Owner’s actual knowledge, there is no any pending or threatened eminent domain proceeding. Owner’s actual knowledge in the foregoing sentence means and shall be limited to the actual knowledge of Donna M. Neiley as the asset manager of Owner.

21.0	SUBORDINATION:

        This Lease shall be and is hereby made subordinate to any mortgage or deed of trust which may now or hereafter encumber any part of the Premises, and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument or subordination need be required by any mortgagee. In confirmation of such subordination, however, Tenant shall, at Owner’s request, execute promptly and appropriate certificate, subordination agreement or instrument that Owner may request.

22.0	INTEREST ON PAST DUE OBLIGATIONS:

        Any amount due to Owner not paid when due shall bear interest at eight percent (8%) per annum month from due date until paid. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

23.0	LATE CHARGE:

        Owner shall have the right to collect from Tenant, in addition to any amounts due above, a collection service charge equal to five percent (5%) of the payment for any payment due to Owner hereunder which is delinquent five (5) days or longer.

24.0	SECURITY DEPOSIT:

        The Tenant shall tender upon the execution of this Lease and keep on deposit with the Owner at all times during the term of this Lease, the sum of Eighteen Thousand Seven Hundred Fifty Dollars and xx/100 Dollars ($18,750.00) as security for the payments by the Tenant of the rent and any other sums due under this lease and for the faithful performance of all the terms, conditions and covenants of this Lease (the “Security Deposit”). Upon receipt by Owner of an estimate for removal and disposal of all personal property from the Property that, when such estimated amount (a “Disposal Estimated Cost”) is multiplied by 125%, is less than Eighteen Thousand Seven Hundred Fifty Dollars ($18,750.00), then the amount of the Security Deposit shall be reduced to an amount equal to 125% of such Disposal Estimated Cost as provided above. Such Disposal Estimated Cost shall be prepared by one or more service providers selected by Owner at Tenant’s Cost. Tenant shall pay Owner for the cost of obtaining such Disposal Estimated Cost within ten (10) days after Owner sends Tenant an invoice for such service.

        If at any time during the term of this Lease the Tenant shall be in default in the performance of any provision of this Lease, the Owner may (but shall not be required to) use any of the Security Deposit, or so much thereof as necessary, in payment of any rent or any other sums due under this Lease in default, in reimbursement of any expense incurred by the Owner and in payment of the damages incurred by Owner by reason of the Tenant’s default, or at the option of the Owner, the same may be retained by the Owner as liquidated damages. In such event, the Tenant shall, on written demand of the Owner, forthwith remit to the Owner a sufficient amount in cash to restore the Security Deposit to its original amount. If the Security Deposit has not been utilized as aforesaid, and no obligations under this lease notwithstanding and refunded, the Security Deposit, or as much thereof as has not been utilized for such purposes, shall be refunded to the Tenant, without interest, upon full performance of this Lease by the Tenant. Owner shall have the right to commingle the Security Deposit with other funds of the Owner, Owner shall deliver the funds deposited herein by the Tenant to any purchaser of the Owner’s interest in the Premises in the event such interest be sold, and thereupon, the Owner shall be discharged from further liability with respect to the Security Deposit. Notwithstanding the above provisions of this section, if claims of the Owner exceed the deposit provided for therein, the Tenant shall remain liable for the balance of such claims.

25.0	LEASE – RECORDING:

        The parties hereto agree this Lease shall not be recorded in the office of the Clerk and Recorder of the county in which the Premises are located.

26.0	NOTICE:

        All notices, demands, and requests which maybe or are required to be given by either party to the other shall be in writing and shall be deemed to have been properly given if served on Tenant or Owner by United States registered or certified mail, postage prepaid, return receipt requested, or by recognized overnight delivery service addressed:

                  If to Tenant:      Derma First Aid Products, Inc.
                                     214 Carnegie Center, Third Floor
                                     Princeton, New Jersey 08540
                                     Attn: Edward J. Quilty, CEO

                  If to Owner:       NUTRA(TX) QRS 12-39, Inc.
                                     c/o W.P. Carey & Company, Inc., 2nd Floor
                                     50 Rockefeller Plaza
                                     New York, NY  10020
                                     ATTN:  Director, Asset Management

                  With Copy to:      Reed Smith LLP
                                     599 Lexington Avenue
                                     29th Floor
                                     New York, New York, 10022
                                     ATTN:  Darren M. Sharlach

or at such other place as Tenant or Owner may from time to time designate in a written notice to the other. Any notice given by United States mail shall be effective as of the second business day after mailing as shown by the receipt given thereof or upon receipt if delivered by any other method.

27.0	CONDITION OF PREMISES/PROPERTY:

        On the Expiration Date or upon any earlier termination of this Lease, or upon any re-entry by Owner upon the Premises, Tenant shall, at its expense, quit and surrender the Premises to Owner broom clean, in as good order, condition and repair as at the Commencement Date, except with respect to Owner’s obligations pursuant to the provisions of this Lease and except for ordinary wear, tear and damage by fire or other casualty. In addition, Tenant shall remove from the entire Property all personal property located on the Property (whether or not owned by Tenant), including any debris and other items requiring disposal. In the event that Tenant fails to surrender the Property as provided above, Landlord shall have the right, but shall not be obligated, to remove and dispose all personal property left on the Property at Tenant’s cost and expense, as Additional Rent. Tenant’s obligations under this Paragraph shall survive the termination or expiration of the Lease.

28.0	HOLDING OVER:

        If after expiration of the term of this Lease, Tenant shall remain in possession of the Premises and continue to pay Rent without a written agreement as to such possession, then Tenant shall be deemed a month-to-month Tenant and the rental rate during such holdover tenancy shall be equivalent to one hundred fifty percent (150%) of the Monthly Rent paid for the last month of tenancy under this Lease. No holding over by Tenant shall operate to renew or extend this Lease without the written consent of Owner to such renewal or extension having been first obtained.

29.0	MODIFICATION OR EXTENSIONS:

        No modification or extension of this Lease shall be binding unless in writing, signed by all parties hereto.

30.0	CONTROLLING LAW:

        The Lease and all terms hereof, shall be construed in accordance with the laws of the State of Texas.

31.0	BINDING UPON SUCCESSORS:

        The covenants and agreements herein contained shall bind and inure to the benefit to Owner and Tenant and their respective successors. This Lease may be executed in one or more counterparts, and may be signed by each party on a separate counterpart, each of which, taken together, shall be an original, and all of which shall constitute one and same instrument.

30.0	PARTIAL INVALIDITY:

        If any term, covenant or condition of this Lease or the application thereof to any Person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term, covenant or condition to persons and circumstances other than those to which it has been held invalid or unenforceable, shall not be affected thereby, and each term, covenant and condition of this Lease shall be valid and shall be enforced to the fullest permitted by law.

31.0	AGENT:

        Owner and Tenant represent, warrant and agree that each has not dealt with any broker, agent, finder or other intermediary in connection with the leasing of the Premises and each of Owner and Tenant agrees to indemnify and hold harmless the other from and against any and all loss, cost, or expense, including without limitation, attorneys fees and disbursements, resulting from any breach of the foregoing representations. The provisions of this Article 31 shall survive any expiration or termination of this Lease.

32.0	LIMITED LIABILITY OF OWNER:

        Liability of Owner under this Lease shall be limited to its interest in the building of which the Premises are a part, and in no event shall any affiliate, officer, director, agent, manager, or employee of owner have any liability to Tenant under this Lease or with respect to the Premises.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK; SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties have executed this Lease as of the date hereof.

                                                 OWNER:

                                                 NUTRA(TX) QRS 12-39, INC.
                                                 a Texas Corporation

                                                 By:
                                                 Name:
                                                 Title:
                                                 Date:

                                                 TENANT:

                                                 DERMA FIRST AID PRODUCTS, INC.
                                                 a Pennsylvania corporation

                                                 By:
                                                 Name:
                                                 Title:
                                                 Date:

EXHIBIT A

A11 that certain 20,000 acres of land out of the S. L. Noble Survey, A-608, Harris County, Texas and being all that same land as described in a deed dated 11-29-1973 from Curtis Hankamer to Plains Machinery Company file in the official public records of real property of Harris County, Texas at Clerk File No. E-030657, Film Code No. 171-23-1367 and being more particularly described by metes and bounds as follows:

BEGINNING at a set 5/8” iron rod marking the northwest corner of Reserve “L”, Century Plaza, according to the plat thereof filed at Volume 306, Page 26 Harris County map Records;

THENCE N 08º 10’ 28” W – 520.00', along the east right-of-way line of Interstate Highway 45, to a set 5/8” iron rod for corner:

THENCE N 89º 58’ 00” E – 1,998.25', along the south line of Reserve “E” of said Century Plaza, to a found 4” steel post at corner;

THENCE S 00º 15’ 38” W – 429.97', along the most southerly west line of said Reserve “E”, to a found 5/8” iron rod for corner;

THENCE S 89º 58’ 00’ W – 1,327.81', along the north line of said Reserve “L”, to a found 4” steel post at angle point;

THENCE S 81º 51’ 00” W – 600.61;, continuing along the north line of said Reserve “L”, to the POINT OF BEGINNING and containing 20,000 acres (871,200 square feet) of land, more or less. SAVE AND EXCEPT THEREFROM, HOVEVER, that portion off of the West side thereof conveyed to the STATE OF TEXAS for the wideing of I.H. No. 45 by Deed recorded under County Clerk’s File No. N-093658.

EXHIBIT C

SUPPLY AGREEMENT

To be filed by amendment.

EXHIBIT D

NON-COMPETITION AND NON-SOLICITATION AGREEMENT

        This Non-Competition and Non-Solicitation Agreement (the “Agreement”) is entered into as of this [5th] day of November, 2007 (the “Effective Date”) by and among NutraMax Products, Inc. (“NutraMax”), a Delaware corporation, F.A. Products L.P. (“FAP”), a Delaware limited partnership, First Aid Products, Inc., a Delaware corporation (“First Aid” and, together with NutraMax and FAP, the “Sellers”), Derma First Aid Products, Inc., a Pennsylvania corporation (“Buyer”), and Derma Sciences, Inc., a Pennsylvania corporation (“Buyer Parent”).

WITNESSETH

        WHEREAS, the Sellers operates a first aid products business division operated out of Houston, Texas pursuant to which the Sellers manufacture and sell first aid products .

        WHEREAS, Sellers, Buyer and Buyer Parent have entered into an Asset Purchase Agreement, dated as of even date herewith (the “Purchase Agreement”) pursuant to which the Sellers have agreed to sell, and Buyer has agreed to purchase, certain assets used or useful exclusively in connection with the product lines of Sellers’ first aid business division operated out of Houston, Texas that are set forth on Schedule A hereto (the “Business”),upon terms and conditions set forth in the Purchase Agreement.

        WHEREAS, it is a material inducement and condition precedent to the obligations of the parties to consummate the transactions under the Purchase Agreement that the parties enter into this Agreement.

        WHEREAS, capitalized terms used herein but not defined shall have the definitions given to such terms in the Purchase Agreement.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

        Section 1. Seller Covenant Not to Compete.

        Each of the Sellers hereby covenants and agrees that for five (5) consecutive years following the Effective Date (the “Restricted Period”), such Seller shall not, without the advance written consent of Buyer, directly or indirectly engage in the Business anywhere in the United States or acquire any interest in, manage, operate or control any Person engaged in the Business anywhere in the world. Notwithstanding anything contained herein to the contrary, none of the following shall constitute a violation of the non-competition provisions of this Section 1: (i) the ownership of securities of any company that is “publicly held” that does not constitute more than five percent (5%) of the voting rights or equity interests of such entity, (ii) the operation by Sellers of the Excluded Assets and all businesses not constituting the Business, (iii) the performance by Sellers of their respective obligations under the Transition Services Agreement entered into between Sellers and Buyer dated as of even date herewith or (iv) the ownership of securities of any company that such Seller receives in consideration for the sale of any of its assets, so long as such Seller does not control, manage or operate such company at any time following its receipt of the securities. Each Seller hereby further agrees that in the event it acquires securities of a company in connection with the sale of assets as provided in clause (iv) of this Section 1 above, such Seller will, and will cause each of its affiliates and their respective representatives to, comply with and be subject to the confidentiality provisions of Section 8.1 of the Purchase Agreement during the Restricted Period.

        Section 2. Seller Covenant Not to Solicit.

        Each Seller covenants and agrees that during the Restricted Period, it will not, without the advance written consent of Buyer or Buyer Parent, as the case may be, directly or indirectly solicit or hire any employee of either Buyer or Buyer Parent; provided, however, (i) nothing in the foregoing shall prohibit any Seller from hiring individuals responding to any general solicitations or advertisements which do not specifically target employees of Buyer or Buyer Parent and (ii) if any employee of Buyer or Buyer Parent is terminated by Buyer or Buyer Parent for any reason then the Sellers shall no longer be restricted by the non-solicitation provisions of this Section 2 with respect to such person.

        Section 3. Buyer and Buyer Parent Covenant Not to Solicit.

        Both Buyer and Buyer Parent covenant and agree that during the Restricted Period, they will not, without the advance written consent of the applicable Seller, directly or indirectly solicit or hire any employee of NutraMax, FAP or First Aid; provided, however, (i) nothing in the foregoing shall prohibit Buyer or Buyer Parent from hiring individuals responding to any general solicitations or advertisements which do not specifically target any Seller’s employees and (ii) if any employee of a Seller is terminated by such Seller for any reason then neither Buyer nor Buyer Parent shall be restricted by the non-solicitation provisions of this Section 3 with respect to such person.

      Section 4. Equitable Relief.

        The parties acknowledge that damages and remedies at law for any breach of this Agreement would be inadequate and that any party hereto shall be entitled to seek specific performance and other equitable remedies (including an injunction) without the necessity of proving actual damages, and such other relief as a court may deem appropriate in addition to any other remedies such party may have in the event of a breach of this Agreement.

        Section 5. Severability/Scope.

        Any provision of this Agreement that is deemed invalid, illegal or unenforceable by a government authority having jurisdiction and venue shall, subject to this paragraph, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof or rendering any other provisions of this Agreement invalid, illegal or unenforceable. If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, either in time or in geographical range, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable.

        Section 6. Notice.

        Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given (i) if personally delivered, when so delivered, (ii) if sent by a nationally recognized overnight express courier, on the date schedule for delivery, (iii) if sent via facsimile, the date on which confirmation of transmission is received, or (iv) if mailed, three (3) days after having been placed in the United States mail, registered or certified, postage prepaid, addressed to the party to whom it is directed at the address set forth below:

if to Buyer, to:                                             with a copy to:

         c/o Derma Sciences, Inc.                                        Gallagher, Briody & Butler
           Attn: Edward J. Quilty                                        Attn: Thomas P. Gallagher, Esq.
           214 Carnegie Center, Suite 300                                155 Village Boulevard, Second Floor
           Princeton, NJ 08540                                        Princeton, NJ 08540
            Fax:  (609) 514-0502                             Fax:       (609) 452-0090

if to Buyer Parent, to:                                      with a copy to:

         Derma Sciences, Inc.                                         Gallagher, Briody & Butler
           Attn: Edward J. Quilty                                        Attn: Thomas P. Gallagher, Esq.
           214 Carnegie Center, Suite 300                                155 Village Boulevard, Second Floor
           Princeton, NJ 08540                                        Princeton, NJ 08540
            Fax:  (609) 514-0502                             Fax:       (609) 452-0090

if to Sellers, to:                                           with a copy to:

         c/o NutraMax Products, Inc.                                  Goodwin Procter LLP
         Attn:  Jim Todd                                              Attn: James A. Matarese
         51 Blackburn Drive                                           Exchange Place
         Gloucester, Massachusetts 01930                              53 State Street
         Fax: (978) 282-3790                                          Boston, Massachusetts 02109
                                                                      Fax: (617) 523-1231

        Any party may change its address for purposes of this Section 6 by giving the other party written notice of the new address in the manner set forth above.

        Section 7. Legal Counsel.

        In entering into this Agreement, the parties represent that they have relied upon the advice of their attorneys, who are attorneys of their own choice, and that the terms of this Agreement have been completely read and explained to them by their attorneys, and that those terms are fully understood and voluntarily accepted by them.

        Section 8. Section and Other Headings.

        The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

        Section 9. Governing Law.

        This Agreement shall be governed by and construed in accordance with the applicable laws pertaining in the State of Delaware, without regard to conflicts of laws principles.

        Section 10. Counterparts.

        This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and together shall constitute one and the same document.

      Section 11. Successors and Assigns.

        This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns. This Agreement may not be assigned by any Seller to any third party.

      Section 12. Entire Agreement/Modification.

        This Agreement is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings with respect to the matters set forth herein. Any modification of this Agreement will be effective only if it is in writing, signed by the party to be charged.

      Section 13. Waiver of Breach.

        The waiver by any of the parties of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other subsequent breach by the other party.

(Signature Page Follows)

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                                                  BUYER:

                                                  DERMA FIRST AID PRODUCTS, INC.

                                                  By:___________________________
                                                       Name:   Christopher A. Bohlman
                                                       Title:  President

                                                  BUYER PARENT:

                                                  DERMA SCIENCES, INC.

                                                  By:___________________________
                                                       Name:   Edward J. Quilty
                                                       Title:  President and Chief
                                                               Executive Officer

                                                  SELLERS:

                                                  NUTRAMAX PRODUCTS, INC.

                                                  By:___________________________
                                                       Name:
                                                       Title:

                                                  F.A. PRODUCTS l..P.

                                                  By:___________________________
                                                       Name:
                                                        Title:

                                                  FIRST AID PRODUCTS, INC.

                                                  By:___________________________
                                                       Name:
                                                        Title:

EXHIBIT E

ESCROW AGREEMENT

        This Escrow Agreement, dated as of November 8, 2007 is by and among NutraMax Products, Inc., a Delaware corporation having its principal place of business at 51 Blackburn Drive, Gloucester, MA 01930 (“NutraMax”), Derma First Aid Products, Inc., a Pennsylvania corporation having its principal place of business at 214 Carnegie Center, Suite 100, Princeton, NJ 08540 (“Buyer” and, together with NutraMax, the “Escrow Parties”), and Mellon Trust of New England, N.A., a national banking association with its principal place of business at Mellon Financial Center, Boston, MA 02108 (the “Escrow Agent”). Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Asset Purchase Agreement (as defined below).

        WHEREAS, NutraMax and Buyer are parties to that certain Asset Purchase Agreement, dated as of the date hereof, by and among NutraMax, Buyer and the other parties named therein (the “Asset Purchase Agreement”);

        WHEREAS, pursuant to terms of the Asset Purchase Agreement Buyer is purchasing substantially all of the assets of a subsidiary of NutraMax;

        WHEREAS, pursuant to the terms of the Asset Purchase Agreement, certain amounts payable by Buyer to NutraMax are to be held in an escrow account in accordance with the terms hereof; and

        WHEREAS, the parties desire to set forth their understandings with regard to the escrow account established by this Agreement.

        NOW, THEREFORE, in consideration of the premises and agreements of the parties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.     Appointment of Agent. The Escrow Parties appoint the Escrow Agent as their agent to hold in escrow, and to administer the disposition of, the Escrow Fund (as defined below) in accordance with the terms of this Agreement, and the Escrow Agent accepts such appointment.

2.     Establishment of Escrow. Upon the execution of this Agreement, Buyer shall (a) cause $2,750,000 to be deposited with the Escrow Agent (the “Initial Deposit”), and Escrow Agent shall promptly upon request acknowledge to the Escrow Parties or any of them receipt of any funds so deposited; and (b) deliver one fully executed original of this Agreement to the Escrow Agent in accordance with the Notice section below, with a copy to the Escrow Agent’s attorney. $750,000 of the Initial Deposit shall be referred to as the “Indemnification Escrow Fund,” $2,000,000 of the Initial Deposit shall be referred to as the “Supply Agreement Escrow Fund,” and the Indemnification Escrow Fund and the Supply Escrow Fund, together with all additional amounts now or hereafter deposited with the Escrow Agent, together with all interest, dividends and other income earned, shall be referred to collectively as the “Escrow Fund.” The Escrow Parties acknowledge that the sum held in escrow hereunder may be reduced from time to time during the term hereof pursuant to the terms of this Agreement. Accordingly, the term “Escrow Fund” shall refer both to the Initial Deposit and to such lesser amount as may be held pursuant hereto at any point during the term hereof

3.     Customer Identification and TIN Certification. To help the government fight the funding of terrorism and money laundering activities, Federal laws requires all financial institutions to obtain, verify and record information that identifies each individual or entity that opens an account. For business and other entities that are parties to this Agreement, the Escrow Agent will require such documents as it deems necessary to confirm the legal existence of the entity. Therefore, the Escrow Agent must obtain the name, address, taxpayer or other government identification number, and other information for each business entity that is a party to this Agreement. For individuals signing this Agreement on behalf of another, the Escrow Agent requires a copy of a driver’s license, passport or other form of photo identification. For business and other entities that are parties to this Agreement, the Escrow Agent will require such documents as it deems necessary to confirm the legal existence of the entity.

At the time of or prior to execution of this Agreement, any Escrow Party providing a tax identification number for tax reporting purposes shall provide to the Escrow Agent a completed IRS Form W-9, and every individual executing this Agreement on behalf of an Escrow Party shall provide to the Escrow Agent a copy of a driver’s license, passport or other form of photo identification acceptable to the Escrow Agent. The Escrow Parties agree to provide to the Escrow Agent such organizational documents and documents establishing the authority of any individual acting in a representative capacity as the Escrow Agent may require in order to comply with its established practices, procedures and policies. In the event that any Escrow Party fails to provide any such organizational documents or documents establishing authority, or any individual executing this Agreement on behalf of an Escrow Party fails to provide to the Escrow Agent an acceptable form of identification, within ten (10) days after the Escrow Agent requests the same, the Escrow Agent is authorized, not withstanding any other provision of this Agreement to the contrary, to place the Escrow Funds in a non-interest bearing deposit account until such documents are received by the Escrow Agent. The Escrow Agent is authorized and directed to assign the tax identification number certified by NutraMax to said account.

The Escrow Agent is authorized and directed to report all interest and other income earned on the Escrow Fund in accordance with the Form W-9 information provided to the Escrow Agent by NutraMax. The Escrow Parties understand that, in the event one or more tax identification number is not certified to the Escrow Agent, the Internal Revenue Code, as amended from time to time, may require withholding of a portion of any interest or other income earned on the Initial Deposit.

If at any time all or any portion of the Escrow Fund is released to NutraMax, Buyer and NutraMax agree that the interest earned on such portion of the Escrow Fund as of such release date shall be paid to NutraMax; provided, however, that the amount of such interest shall be credited against any amounts payable by Buyer to NutraMax under the terms of the Asset Purchase Agreement. If the entire Initial Deposit is paid to Buyer under the terms of this Escrow

Agreement, then the parties hereto covenant and agree to provide joint written instructions to the Escrow Agent directing the Escrow Agent to pay to the Buyer all of the interest earned on the Initial Deposit and requesting that Escrow Agent assign to the account in which the Escrow Fund is being held the tax identification number certified by Buyer, it being understood by the Escrow Parties that interest earned on the Escrow Fund for any given tax year will be reported by the Escrow Agent based on the tax identification number assigned to the account as of the last day of said tax year.

4.     Deposit of the Escrow Fund. The Escrow Agent shall deposit the Escrow Fund in one or more money market accounts at Mellon Trust of New England, N.A. Deposits shall in all instances be subject to the Escrow Agent’s standard funds availability policy. The Escrow Agent shall not be responsible for any loss due to interest rate fluctuation or early withdrawal penalty. The Escrow Parties understand that deposits of the Escrow Fund are not necessarily insured by the United States Government or any agency or instrumentality thereof, or of any state or municipality, and that such deposits do not necessarily earn a fixed rate of return. In no instance shall the Escrow Agent have any obligation to provide investment advice of any kind. The Escrow Agent shall not be liable or responsible for any loss resulting from any deposits made pursuant to this Section 4, other than as a result of the gross negligence or willful misconduct of the Escrow Agent.

5.     Release of the Indemnification Escrow Fund.

    (a)        Claims Against Indemnification Escrow Fund. From and after the date hereof at any time or times on or before the first anniversary of the date hereof (the “Anniversary Date”), Buyer may make claims against the Indemnification Escrow Fund. Buyer shall notify NutraMax and the Escrow Agent in writing on or before the Anniversary Date of each such claim, including a specific dollar amount of the claim and a summary of bases for such claim. The Escrow Agent is entitled to disregard any claims which are not specified by notice given in the manner provided and received on or before the Anniversary Date. If NutraMax shall dispute such claim, NutraMax shall cause written notice to be delivered to Buyer and to the Escrow Agent within twenty (20) days after receipt of notice of Buyer’s claim by the Escrow Agent, in which case the Escrow Agent shall continue to hold in the Indemnification Escrow Fund in accordance with the terms of this Agreement the amount specified by Buyer in its notice of claim; otherwise, such claim shall be deemed to have been acknowledged to be payable out of the Indemnification Escrow Fund in the full amount and the Escrow Agent shall use its best efforts to pay such claim in immediately available funds to Buyer within three (3) business days after expiration of said twenty-day period or as soon thereafter as possible.

    (b)              Disputed Claims. If NutraMax shall dispute a claim of Buyer as provided in subsection 5(a) above and the disputed claim has not been resolved or compromised within thirty (30) days after NutraMax sends notice of dispute of the same as provided above, said claim shall be referred to the American Arbitration Association to be settled by binding arbitration. In no event shall the Escrow Agent be responsible for any fee or expense of any party to any arbitration proceeding. Upon completion of the arbitration, the Escrow Parties shall provide joint written instructions to the Escrow Agent as to the resolution of the dispute, attaching a copy of any relevant arbitration decision, and instructing the Escrow Agent as to funds to be disbursed. The Escrow Agent shall use its best efforts to make such payment out of the Indemnification Escrow Fund within three (3) business days following the Escrow Agent’s receipt of written notice of said determination or as soon thereafter as possible.

    (c)        Joint Written Instructions. Notwithstanding anything to the contrary in this Agreement, if the Escrow Agent receives written instructions from all of the Escrow Parties, or their respective successors or assigns, substantially in the form of Exhibit A, as to the disbursement of the Indemnification Escrow Fund (“Joint Written Instructions”), the Escrow Agent shall disburse the Indemnification Escrow Fund pursuant to such Joint Written Instruction. The Escrow Agent shall have no obligation to follow any directions set forth in any Joint Written Instructions unless and until the Escrow Agent is satisfied, in its sole discretion, that the persons executing said Joint Written Instructions are authorized to do so.

    (d)        Indemnification Escrow Release Date. On the next business day following the Anniversary Date, any amounts remaining in the Indemnification Escrow Fund shall be released to NutraMax; provided, however, that one hundred percent (100%) of the amount of any pending claims against the Indemnification Escrow Fund pursuant to Section 5(b) on the Anniversary Date shall continue to be held by the Escrow Agent pending the resolution of such claims in accordance with the provisions of Section 5(b).

    (e)        Notwithstanding anything to the contrary in this Agreement, if any amount to be released at any time or under any circumstances exceeds the balance in the Indemnification Escrow Fund, the Escrow Agent shall release such amount and shall have no liability or responsibility to the Escrow Parties for any deficiency.

6.     Release of the Supply Agreement Escrow Fund.

    (a)        Joint Written Instructions. The Escrow Agent shall disburse the Supply Agreement Escrow Fund pursuant to Joint Written Instruction delivered, from time to time, to the Escrow Agent from the Escrow Parties. The Escrow Agent shall have no obligation to follow any directions set forth in any Joint Written Instructions unless and until the Escrow Agent is satisfied, in its sole discretion, that the persons executing said Joint Written Instructions are authorized to do so.

    (b)        Notwithstanding anything to the contrary in this Agreement, if any amount to be released at any time or under any circumstances exceeds the balance in the Supply Agreement Escrow Fund, the Escrow Agent shall release such amount and shall have no liability or responsibility to the Escrow Parties for any deficiency.

7.         Methods of Payment. All payments required to be made by the Escrow Agent under this Agreement shall be made by wire transfer or by cashier’s check made payable to the relevant Escrow Party, as elected by the party receiving the funds. Any wire transfers shall be made subject to, and in accordance with, the Escrow Agent’s normal funds transfer procedures in effect from time to time. The Escrow Agent shall be entitled to rely upon all bank and account information provided to the Escrow Agent by any of the Escrow Parties. The Escrow Agent shall have no duty to verify or otherwise confirm any written wire transfer instructions but it may do so in its discretion on any occasion without incurring any liability to any of the Escrow

Parties for failing to do so on any other occasion. The Escrow Agent shall process all wire transfers based on bank identification and account numbers rather than the names of the intended recipient of the funds, even if such numbers pertain to a recipient other than the recipient identified in the payment instructions. The Escrow Agent shall have no duty to detect any such inconsistencies and shall resolve any such inconsistencies by using the account number.

8.     Responsibilities and Liability of Escrow Agent.

    (a)        Duties Limited. The Escrow Agent undertakes to perform only such duties as are expressly set forth in this Agreement. The Escrow Agent’s duties shall be determined only with reference to this Agreement and applicable laws and it shall have no implied duties. The Escrow Agent shall not be bound by, deemed to have knowledge of, or have any obligation to make inquiry into or consider, any term or provision of any agreement between any of the Escrow Parties and/or any other third party or as to which the escrow relationship created by this Agreement relates, including without limitation any documents referenced in this Agreement.

    (b)        Limitations on Liability of Escrow Agent. Except in cases of the Escrow Agent’s bad faith, willful misconduct or gross negligence, the Escrow Agent shall be fully protected (i) in acting in reliance upon any certificate, statement, request, notice, advice, instruction, direction, other agreement or instrument or signature reasonably and in good faith believed by the Escrow Agent to be genuine, (ii) in assuming that any person purporting to give the Escrow Agent any of the foregoing in connection with either this Agreement or the Escrow Agent’s duties, has been duly authorized to do so, and (iii) in acting or failing to act in good faith on the advice of any counsel retained by the Escrow Agent. The Escrow Agent shall not be liable for any mistake of fact or law or any error of judgment, or for any act or omission, except as a result of its bad faith, willful misconduct or gross negligence. The Escrow Agent shall not be responsible for any loss incurred upon any action taken under circumstances not constituting bad faith, willful misconduct or gross negligence.

        In connection with any payments that the Escrow Agent is instructed to make by wire transfer, the Escrow Agent shall not be liable for the acts or omissions of (a) any Escrow Party or other person providing such instructions, including without limitation errors as to the amount, bank information or bank account number; or (b) any other person or entity, including without limitation any Federal Reserve Bank, any transmission or communications facility, any funds transfer system, any receiver or receiving depository financial institution, and no such person or entity shall be deemed to be an agent of the Escrow Agent.

        Without limiting the generality of the foregoing, it is agreed that in no event will the Escrow Agent be liable for any lost profits or other indirect, special, incidental or consequential damages which the parties may incur or experience by reason of having entered into or relied on this Agreement or arising out of or in connection with the Escrow Agent’s services, even if the Escrow Agent was advised or otherwise made aware of the possibility of such damages; nor shall the Escrow Agent be liable for acts of God, acts of war, breakdowns or malfunctions of machines or computers, interruptions or malfunctions of communications or power supplies, labor difficulties, actions of public authorities, or any other similar cause or catastrophe beyond the Escrow Agent’s reasonable control.

        In the event that the Escrow Agent shall be uncertain as to its duties or rights under this Agreement, or shall receive any certificate, statement, request, notice, advice, instruction, direction or other agreement or instrument from any other party with respect to the Escrow Funds which, in the Escrow Agent’s reasonable and good faith opinion, is in conflict with any of the provisions of this Agreement, or shall be advised that a dispute has arisen with respect to the Escrow Fund or any part thereof, the Escrow Agent shall be entitled, without liability to any person, to refrain from taking any action other than to keep safely the Escrow Fund until the Escrow Agent shall be directed otherwise in accordance with Joint Written Instructions or an order of a court with jurisdiction over the Escrow Agent. The Escrow Agent shall be under no duty to institute or defend any legal proceedings, although the Escrow Agent may, in its discretion and at the expense of the Escrow Parties as provided in subsections (c) or (d) immediately below, institute or defend such proceedings.

    (c)        Indemnification of Escrow Agent. The Escrow Parties jointly and severally agree to indemnify the Escrow Agent for, and to hold it harmless against, any and all claims, suits, actions, proceedings, investigations, judgments, deficiencies, damages, settlements, liabilities and expenses (including reasonable legal fees and expenses of attorneys chosen by the Escrow Agent) as and when incurred, arising out of or based upon any act, omission, alleged act or alleged omission by the Escrow Agent or any other cause, in any case in connection with the acceptance of, or performance or non-performance by the Escrow Agent of, any of the Escrow Agent’s duties under this Agreement, except as a result of the Escrow Agent’s bad faith, willful misconduct or gross negligence.

    (d)        Authority to Interplead. The Escrow Parties authorize the Escrow Agent, if the Escrow Agent is threatened with litigation or is sued, to interplead all interested parties in any court of competent jurisdiction and to deposit the Escrow Fund with the clerk of that court. In the event of any dispute, the Escrow Agent shall be entitled to petition a court of competent jurisdiction and shall perform any acts ordered by such court.

9.     Termination. This Agreement and all the obligations of the Escrow Agent shall terminate upon the earliest to occur of the release of the entire Escrow Fund by the Escrow Agent in accordance with this Agreement or the deposit of the Escrow Fund by the Escrow Agent in accordance with Section 8(d) hereof.

10.     Removal of Escrow Agent. The Escrow Parties acting together shall have the right to terminate the appointment of the Escrow Agent, specifying the date upon which such termination shall take effect. Thereafter, the Escrow Agent shall have no further obligation to the Escrow Parties except to hold the Escrow Fund as depository and not otherwise. The Escrow Parties agree that they will jointly appoint a banking corporation, trust company or attorney as successor escrow agent. Escrow Agent shall refrain from taking any action until it shall receive joint written instructions from the Escrow Parties designating the successor escrow agent. Escrow Agent shall deliver all of the Escrow Fund to such successor escrow agent in accordance with such instructions and upon receipt of the Escrow Fund, the successor escrow agent shall be bound by all of the provisions of this Agreement.

11.     Resignation of Escrow Agent. The Escrow Agent may resign and be discharged from its duties and obligations hereunder at any time by giving no less than ten (10) days’ prior written notice of such resignation to the Escrow Parties, specifying the date when such resignation will take effect. Thereafter, the Escrow Agent shall have no further obligation to the Escrow Parties except to hold the Escrow Fund as depository and not otherwise. In the event of such resignation, the Escrow Parties agree that they will jointly appoint a banking corporation, trust company, or attorney as successor escrow agent within ten (10) days of notice of such resignation. Escrow Agent shall refrain from taking any action until it shall receive joint written instructions from the Escrow Parties designating the successor escrow agent. Escrow Agent shall deliver all of the Escrow Fund to such successor escrow agent in accordance with such instructions and upon receipt of the Escrow Fund, the successor escrow agent shall be bound by all of the provisions of this Agreement.

12.     Accounting. On a monthly basis, the Escrow Agent shall render a written statement setting forth the balance of the Escrow Fund, all interest earned and all distributions made, which statements shall be delivered to the following address(es):

         Address 1:        NutraMax Products, Inc.
                           51 Blackburn Drive
                           Gloucester, MA 019310
                           Attention:  Jim Todd, President

         Address 2:        Derma First Aid Products, Inc.
                           214 Carnegie Center, Suite 300
                           Princeton, NJ 08540
                           Attn: Corporate Controller

13.     Survival. Notwithstanding anything in this Agreement to the contrary, the provisions of Section 8 shall survive any resignation or removal of the Escrow Agent, and any termination of this Agreement.

14.     Costs, and Expenses. The Escrow Agent shall be entitled to be reimbursed for its customary fees and charges for any wire transfers or other depository services rendered in connection with the Escrow Fund and any delivery charges or other out of pocket expenses incurred in connection with the Escrow Fund. The Escrow Parties each acknowledge their joint and several obligation to pay any expenses and other amounts owed to the Escrow Agent pursuant to this Agreement. The Escrow Parties agree that Escrow Agent shall be entitled to pay itself for any expenses or other amounts owed to the Escrow Agent out of the amounts held in the Escrow Fund and grant to the Escrow Agent a first priority security interest in the Escrow Fund to secure all obligations owed by them to the Escrow Agent under this Agreement. The Escrow Parties further agree that the Escrow Agent shall be entitled to withhold any distribution otherwise required to be made from the Escrow Fund if any expenses or other amounts owed to the Escrow Agent remain unpaid on the date such distribution would otherwise be made.

15.     Notices. All notices under this Agreement shall be transmitted to the respective parties, shall be in writing and shall be considered to have been duly given or served when personally delivered to any individual party, or on the first (1st) business day after the date of deposit with an overnight courier for next day delivery, postage paid, or on the third (3rd) business day after deposit in the United States mail, certified or registered, return receipt requested, postage prepaid, or on the date of telecopy, fax or similar transmission during normal business hours, as evidenced by mechanical confirmation of such telecopy, fax or similar transmission, addressed in all cases to the party at his or its address set forth below, or to such other address as such party may designate, provided that notices will be deemed to have given to the Escrow Agent on the actual date received:

                           If to NutraMax:

                                    NutraMax Products, Inc.
                                    51 Blackburn Drive
                                    Gloucester, MA 019310
                                    Facsimile: (978) 282-3790
                                    Attention:  Jim Todd, President

                           Copy to:

                                    Goodwin Procter LLP
                                    Exchange Place
                                    Boston, MA 02109
                                    Facsimile: (617) 523-1231
                                    Attention James Matarese, Esq.

                           If to Buyer:

                                    Derma First Aid Products, Inc.
                                    214 Carnegie Center, Suite 300
                                    Princeton, NJ 08540
                                    Facsimile:  (609) 514-0502
                                    Attn: Corporate Controller

                           Copy to:

                                    Gallagher, Briody & Butler
                                    155 Village Boulevard, Second Floor
                                    Princeton, NJ  08540
                                    Facsimile: (609) 452-0090
                                    Attention: Thomas P. Gallagher, Esq.

                           If to the Escrow Agent:

                                    Mellon Trust of New England, N.A.
                                    Mellon Financial Center, Banking Floor
                                    Boston, Massachusetts 02108
                                    Facsimile: (617) 248-3199
                                    Attention:       Darci Buchanan, Vice President
                                                     Matt Romero, Escrow Administrator

                           Copy (which shall not constitute notice to the Escrow Agent) to:

                                    Bruce D. Berns, Esq.
                                    Abendroth, Berns & Warner LLC
                                    47 Church Street, Suite 301
                                    Wellesley, MA 02482
                                    Facsimile: (781) 237-8891

Any notice, except notice to the Escrow Agent, may be given on behalf of any party by its counsel or other authorized representative. In all cases the Escrow Agent shall be entitled to rely on a copy or a fax transmission of any document with the same legal effect as if it were the original of such document.

16.     Modifications; Waiver. This Agreement may not be altered or modified without the express prior written consent of all of the parties to this Agreement. No course of conduct shall constitute a waiver of any terms or conditions of this Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of this Agreement on one occasion shall not constitute a waiver of the other terms of this Agreement, or of such terms and conditions on any other occasion.

17.     Further Assurances. If at any time the Escrow Agent shall determine or be advised that any further agreements, assurances or other documents are reasonably necessary or desirable to carry out the provisions of this Agreement and the transactions contemplated by this Agreement, the Escrow Parties shall execute and deliver any and all such agreements or other documents, and do all things reasonably necessary or appropriate to carry out fully the provisions of this Agreement.

18.     Assignment. This Agreement shall inure to the benefit of and be binding upon the successors, heirs, personal representatives, and permitted assigns of the parties. This Agreement is freely assignable by the Escrow Parties; provided, however, that no assignment by such party, or it successors or assigns, shall be effective unless prior written notice of such assignment is given to the other parties, including, without limitation, the Escrow Agent. This Agreement may not be assigned by the Escrow Agent, except that upon prior written notice to the Escrow Parties, the Escrow Agent may assign this Agreement to an affiliated or successor trust company or other qualified bank entity.

19.     Section Headings. The section headings contained in this Agreement are inserted for purposes of convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

20.     Governing Law. This Escrow Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to principles of conflicts of law.

21.     Counterparts and Facsimile Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. The exchange of copies of this Escrow Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Escrow Agreement as to the parties and may be used in lieu of the original Escrow Agreement for all purposes (and such signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes).

[end of text]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                                     NUTRAMAX PRODUCTS, INC.

                                                     BY: ________________________
                                                     NAME: _____________________
                                                     TITLE: _____________________

                                                     DERMA FIRST AID PRODUCTS, INC.

                                                     BY: ________________________
                                                     NAME: _____________________
                                                     TITLE: _____________________

                                                     MELLON TRUST OF NEW ENGLAND, N.A.

                                                     BY: ________________________
                                                     NAME: _____________________
                                                     TITLE: _____________________

EXHIBIT A

JOINT WRITTEN INSTRUCTIONS

FOR RELEASE OF ESCROW FUNDS

        Pursuant to Section ___ of the Escrow Agreement dated as of November 5, 2007, by and among NutraMax Products, Inc. (“NutraMax”), Derma First Aid Products, Inc. (“Buyer”) and Mellon Trust of New England, N.A., (the “Escrow Agent”), NutraMax and Buyer hereby instruct the Escrow Agent to release $[___________] from the _______________ Escrow Fund in accordance with the following instructions:

         Wire Instructions:

         Account Name:              _________________________
         Account Number:            _________________________
         Bank Name:                 _________________________
         Bank ABA Number:           _________________________
         Bank Address:              _________________________
                                    _________________________
         For credit to:             _________________________
         Special Instructions:      _________________________
                                    _________________________

         Bank Check:

         Payee Name:                _________________________
         Mailing Address:           _________________________
                                    _________________________
                                    _________________________

NUTRAMAX PRODUCTS, INC.                     DERMA FIRST AID PRODUCTS, INC.

By:_______________________________          By: ______________________________
Name:                                                         Name:
Title:                                                        Title:

EXHIBIT F

TRANSITION SERVICE AGREEMENT

        THIS TRANSITION SERVICES AGREEMENT (the “Agreement”), dated as of November [__], 2007 (the “Effective Date”) by and among F.A. Products L.P., a Delaware limited partnership (“FAP”), First Aid Products, Inc., a Delaware corporation (“First Aid”), NutraMax Products, Inc., a Delaware corporation (“NutraMax” and, together with FAP and First Aid, the “Sellers”), and Derma First Aid Products, Inc., a Pennsylvania corporation (“Buyer”) (collectively Sellers and Buyer may be referred to herein as either a “Party”, or the “Parties”).

RECITALS

        WHEREAS, Sellers and Buyer are parties to a certain Asset Purchase Agreement dated November [__], 2007 (the “Asset Purchase Agreement”), pursuant to which Buyer is purchasing from Sellers substantially all of the assets exclusively related to or used by Seller in connection with the Business (as defined in the Asset Purchase Agreement); and

        WHEREAS, pursuant to the Asset Purchase Agreement, Sellers have agreed to provide the services hereinafter defined to Buyer for a limited transition period after the Closing Date of the transactions provided for in the Asset Purchase Agreement;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

        1.     Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Asset Purchase Agreement.

2.     Services:

(a)     Provision of Services. Commencing on the Closing Date and continuing throughout the Transition Period (as defined in Section 4), unless earlier terminated pursuant to the terms of this Agreement, Sellers shall provide to Buyer certain corporate overhead and accounting transition services to assist Buyer in the transition of the Business and Purchased Assets into its own operations, as more specifically set forth in Annex A attached hereto (the “Services”).

(b)     Quality of Sellers’ Services. Sellers shall provide or cause to be provided all Services in the manner and at a relative level of service consistent in all material respects with, but in no event materially higher or lower than, the typical level of service provided by Sellers or their affiliates to the Business immediately prior to the date hereof; provided that in no event are such Services deemed to be expert services.

(c)         Sellers shall not be obligated to provide any services to Buyer other than the Services; provided that (i) if any service that Sellers provided related to the Business in the ordinary course of business immediately prior to the date hereof and that is of a transitional nature is inadvertently omitted from the list of Services or (ii) if Buyer requires additional services of a transitional nature, then Buyer and Sellers agree to negotiate in good faith to amend this Agreement to include such services (to the extent, and only to the extent, that such services can be provided without resulting in a material cost or significant disruption to Sellers) in Annex A at a cost to be determined in good faith, using the same methodology as Sellers used to determine the costs set forth in Annex A. Nothing in this Agreement shall require Sellers to provide priority to Buyer with respect to the Services over Sellers’ businesses or those of its affiliates, Subsidiaries or divisions.

(d)     Costs, Billing and Payments. In consideration of the provision of the Services by Sellers, Buyer shall pay NutraMax Products, Inc. an amount in cash equal to Five Thousand Dollars ($5,000) per month, plus leased line costs not to exceed One Thousand, Seven Hundred Dollars ($1,700) per month for systems support incurred by Sellers in connection with the provision of the Services. Sellers shall issue Buyer invoices for the Services at the beginning of each month during the Transition Period. Buyer shall promptly pay any bills and invoices that it receives from Sellers or their affiliates for the Services. All invoices shall be paid by wire transfer in accordance with the instructions provided by Sellers (in writing to Buyer) not later than ten (10) days following receipt by Buyer of Sellers’ invoice, unless such invoice is disputed in good faith within ten (10) days after receipt of such invoice. In the event that Buyer fails to make payment to Sellers within ten (10) days following receipt by Buyer of Sellers’ invoice (other than any invoice that was timely disputed in good faith), Sellers may terminate this Agreement upon notice to Buyer, and the amount of any such outstanding invoice shall bear interest at the rate of eight percent (8%) per annum until the overdue amount plus any applicable interest thereon is paid in full. Buyer shall not offset any amounts owing to it by any Seller or any of Sellers’ affiliates against amounts payable by Buyer hereunder.

3.     General Intent. Sellers shall use their reasonable commercial efforts to provide the Services at the price set forth in Annex A during the Transition Period and such other transition assistance as the parties may otherwise agree. Buyer agrees to use its reasonable commercial efforts to end its need to use such assistance as soon as reasonably practicable and in all events to end such need with respect to each Transition Service not later than the end of the Transition Period pursuant to Section 4.

4.     Transition Period. The term of this Agreement shall commence on the Effective Date and shall continue for a period not to exceed ninety (90) days from such date (unless sooner terminated pursuant to the terms hereof) (the “Transition Period”). Notwithstanding anything herein to the contrary, no termination of this Agreement or expiration of the Transition Period shall affect Buyer’s obligation to make payments due hereunder.

5.         Relationship Between the Parties. Nothing in this Agreement shall cause the relationship between Sellers and Buyer to be deemed to constitute an agency, partnership or joint venture. The terms of this Agreement are not intended to cause any of the Parties to become a joint employer for any purpose. Each of the Parties agrees that the provisions of this Agreement as a whole are not intended to, and do not, constitute control of the other Party or provide it with the ability to control such other Party, and each Party hereto expressly disclaims any right or power under this Agreement to exercise any power whatsoever over the management or policies of the other Party. Nothing in this Agreement shall obligate either Party hereto to act in breach of the requirements of any applicable Legal Requirement.

6.     Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by any of the parties without the prior written consent of the other party; provided that such consent shall not be required (i) for assignments and transfers by operation of law, (ii) in the event Sellers assign any or all of their rights, interests and obligations hereunder to a Person with whom Sellers merges or to whom Sellers sells all or substantially all of its assets and (iii) for assignments and transfers by either party to one or more of its Subsidiaries or affiliates. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section shall be null and void.

7.     Confidentiality. Each of the parties will hold, and will cause its affiliates and representatives to hold, in strict confidence from any Person (other than any such affiliate or representative), unless compelled to disclose by judicial or administrative process or by other requirements of any Law, all confidential or competitively sensitive information received in connection with the provision of the Services, except to the extent that such information can be shown to have been (i) in the public domain (either prior to or after the furnishing of such information) through no fault of such party or its affiliates or its representatives or (ii) later acquired by such party, its affiliates or its representatives from another source if such party, its affiliates or its representatives is unaware that such source is under an obligation to the other party to keep such information confidential. This duty shall continue throughout the term of this Agreement, and any renewals or extensions thereof, and after termination thereof for a period of three (3) years.

8.     Limitation of Liability. Neither party shall be liable to the other party or any third party for any special, punitive, consequential, incidental or exemplary damages (including lost or anticipated revenues or profits relating to the same) arising from any claim relating to this Agreement or any of the services provided hereunder, whether such claim is based on warranty, contract, tort (including negligence or strict liability) or otherwise, even if an authorized representative of such party is advised of the possibility or likelihood of the same. In addition, neither party shall be liable to the other party or any third party for any direct damages from any claim arising or allegedly arising from providing or failing to provide the Services or any other services, except to the extent, but only to the extent, that any such claims arise from gross negligence, reckless or willful misconduct or fraud.

9.     Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware.

10.     Notices. All notices shall be provided in accordance with Section 13.1 of the Asset Purchase Agreement.

11.         Force Majeure. If either party is prevented from complying, either totally or in part, with any of the terms or provisions of this Agreement by reason of fire, flood, storm, strike, lockout or other labor trouble, any law, demand or other requirement of any governmental authority, riot, war, rebellion, acts of terrorism, acts of the public enemy or other causes beyond the reasonable control of such party or other acts of God, then upon written notice to the other party, the affected provisions and/or other requirements of this Agreement shall be suspended during the period of such disability (the “Disability Period”) and the affected party shall have no obligation to extend such Services and shall have no liability to the other party or any other party in connection therewith. The affected party shall make all reasonable efforts to remove such disability within thirty (30) days after giving notice of such usability.

12.     Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. All references to an Article or Section include all subparts thereof.

13.     Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto were upon the same instrument. This Agreement shall become effective when each Parties hereto shall have received a counterpart hereof signed by the other Party hereto.

14.     Entire Agreement; Waivers. This Agreement (including the Annex referred to herein which is incorporated by reference) constitutes the entire agreement between the Parties with respect to the subject matter hereof and thereof, and supersede all prior agreements, understandings and negotiations, both written and oral between the Parties with respect to the subject matter hereof and thereof. Any provision of this Agreement may be amended or waived if and only if such amendment or waiver is in writing and signed, in the case of an amendment, by all Parties hereto, or in the case of a waiver, by the Party against whom the waiver is to be effective.

15.     Severability. If any provision of this Agreement, or the application thereof to any Party, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other Parties, places and circumstances shall remain in full force and effect.

16.     Survival. The provisions of Sections 2(d), 5, 7, and 8 shall survive any termination of this Agreement.

17.     Annex A. Annex A attached hereto and referred to herein is hereby incorporated in and made a part of this Agreement as if set forth in full herein.

        IN WITNESS WHEREOF, the Parties have caused this Transition Services Agreement to be executed and delivered by their duly authorized officers or directors, as the case may be, as of the date first above written.

SELLERS:                                                      BUYER:   BUYER:

F.A. PRODUCTS L.P.                                            DERMA FIRST AID PRODUCTS, INC.

By:                                                           By:
Name:                                                         Name:
Title:                                                        Title:

NUTRAMAX PRODUCTS, INC.

By:
Name:  Jim Todd
Title:

FIRST AID PRODUCTS, INC.

By:
Name:
Title:

ANNEX A

Services

The following services are to be provided under this Agreement during the Transition Period. All services relate to the Purchased Assets and the Business only:

Daily Information:

1.     Orders received.

2.     Gross sales (units and dollars) by product and by customer.

3.     Sales related debit and/or credit memos issued with a copy of the supporting documentation.

Weekly Information:

1.     Open sales order report.

2.     Wire transfer of cash receipts collected on Derma Sciences behalf for receivables sold at closing and for post closing sales. 3. Reconciliation of weekly cash collections showing cash receipts + allowances granted = receivables relieved.

Monthly Information:

1.     Gross Sales (units and dollars) by product and by customer.

2.     Sales Adjustments processed thru NutraMax systems (eg. not handled manually) by customer.

3.     List of outstanding Accounts Receivable by customer by invoice based on accounts receivable sold at closing together with subsequent sales and collections.

In addition, Seller will use commercially reasonable efforts in working with Buyer to facilitate a timely and orderly transfer of systems related information required by Buyer in order to integrate the First Aid Division into its operations.

EXHIBIT G

BILL OF SALE

        KNOW ALL MEN BY THESE PRESENTS as of November __, 2007, that each of F.A. Products L.P., a Delaware limited partnership (“FAP”), First Aid Products, Inc., a Delaware corporation (“First Aid”), and NutraMax Products, Inc., a Delaware corporation (“NutraMax” and, together with FAP and First Aid, the “Sellers”), in consideration of good and valuable consideration paid to it pursuant to the terms and conditions of that certain Asset Purchase Agreement dated as of the date hereof (the “Purchase Agreement”), by and among Sellers, Derma First Aid Products, Inc., a Pennsylvania corporation (“Buyer”), and Derma Sciences, Inc., a Pennsylvania corporation and the sole shareholder of Buyer (“Buyer Parent”), the receipt and sufficiency of which is hereby acknowledged, and subject to the terms, covenants, conditions, representations and warranties of the Purchase Agreement, does hereby sell, transfer, assign, convey, set over and deliver to Buyer, all of their right, title and interest in and to all of the Purchased Assets (as defined in the Purchase Agreement) held by it.

        TO HAVE AND TO HOLD the aforesaid Purchased Assets unto Buyer and its successors and assigns to and for its and their own proper use and benefit forever.

        At any time, and from time to time after the date hereof, at Buyer’s request, Sellers shall execute and deliver to Buyer such other instruments of sale, conveyance, transfer, assignment and confirmation and take such other action at Buyer’s expense as Buyer may reasonably deem necessary or desirable in order to more effectively sell, convey, transfer, assign and deliver to Buyer and to confirm Buyer’s title to the Purchased Assets.

        This instrument shall be binding and inure to the benefit of the respective successors and assigns of Buyer and Sellers. Nothing in this instrument, express or implied, is intended to confer on any person other than Buyer and Sellers and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this instrument.

        This instrument shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of law principles thereof.

        In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall apply.

[Remainder of Page Intentionally Left Blank]

G-1

        IN WITNESS WHEREOF, each of the Sellers have caused their duly authorized representative to execute and deliver this Bill of Sale as of the date set forth above.

SELLERS:

F.A. PRODUCTS L.P.

By:___________________________
     Name:
     Title:

NUTRAMAX PRODUCTS, INC.

By:___________________________
     Name:   Jim Todd
     Title:    President

FIRST AID PRODUCTS, INC.

By:___________________________
     Name:
     Title:

G-2

EXHIBIT H

ASSIGNMENT AND ASSUMPTION AGREEMENT

        THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is made this [__] day of November, 2007, by and among F.A. Products L.P., a Delaware limited partnership (“FAP”), First Aid Products, Inc., a Delaware corporation (“First Aid”), NutraMax Products, Inc., a Delaware corporation (“NutraMax” and, together with FAP and First Aid, the “Sellers”), and Derma First Aid Products, Inc., a Pennsylvania corporation (“Buyer”).

WITNESSETH:

        WHEREAS, Sellers and Buyer are parties to an Asset Purchase Agreement, dated of even date herewith (the “Asset Purchase Agreement”), pursuant to which Sellers agreed to sell to Buyer, and Buyer agreed to purchase and assume from Sellers, the Purchased Assets and the Assumed Liabilities; and

        WHEREAS, Sellers are contemporaneously herewith transferring to Buyer pursuant to the terms of that certain Asset Purchase Agreement the Purchased Assets and all right, title and interest in and to the Transferred Contracts; and

        WHEREAS, in partial consideration therefor, the Asset Purchase Agreement requires Buyer to assume the Assumed Liabilities described in Section 2.3(a) of the Asset Purchase Agreement.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Buyer, Buyer hereby agrees for the benefit of Sellers as follows:

    1.        Each Seller hereby transfers and assigns to Buyer all of such Seller’s right, title and interest in, to and under the Transferred Contracts, to have and to hold the same unto Buyer and its successors and assigns from and after the date hereof subject to the covenants, conditions and provisions provided therein.

    2.        As of the date hereof, Sellers hereby assign, and Buyer hereby assumes, all of the Assumed Liabilities in accordance with the terms and provisions of the Asset Purchase Agreement.

    3.        Except as may otherwise be provided in the Asset Purchase Agreement, Buyer has not assumed and shall not be bound by any obligations or liabilities of the Sellers of any kind or nature, known, unknown, accrued, absolute, contingent or otherwise, whatsoever, including the Excluded Liabilities.

    4.               Notwithstanding anything to the contrary contained herein: (a) nothing contained in this Agreement is intended to provide any rights to any of Sellers or Buyer (beyond those rights expressly provided to Sellers and Buyer, as the case may be, in the Asset Purchase

Agreement); (b) nothing contained in this Agreement is intended to impose any obligations or liabilities on any of Sellers or Buyer (beyond those rights expressly provided to Sellers and Buyer, as the case may be, in the Asset Purchase Agreement); and (c) nothing contained in this Agreement is intended to limit any of the rights or remedies available to Sellers or Buyer, as the case may be, under the Asset Purchase Agreement.

    5.        Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Asset Purchase Agreement.

    6.        This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, Buyer and Sellers have caused this instrument to be duly executed by its duly authorized representative as of the day and year above written.

BUYER:                                                       SELLERS:

DERMA FIRST AID PRODUCTS, INC.                               F.A. PRODUCTS L.P.

By:___________________________
     Name:                                                   By:___________________________
     Title:                                                       Name:
                                                                  Title:

                                                             NUTRAMAX PRODUCTS, INC.

                                                             By:___________________________
                                                                  Name:   Jim Todd
                                                                  Title:

                                                             FIRST AID PRODUCTS, INC.

                                                             By:___________________________
                                                                  Name:
                                                                  Title:

EXHIBIT I

TRADEMARK ASSIGNMENT

        This Trademark Assignment (this “Assignment”) is made effective this [__] day of November 2007, by and between F.A. Products L.P., a Delaware limited partnership (“Assignor”) and having a principal place of business at 51 Blackburn Drive, Gloucester, Massachusetts 01930; and Derma First Aid Products, Inc., a Pennsylvania corporation (“Assignee”) and having a principal place of business at 5 214 Carnegie Center, Suite 100, Princeton, NJ 08540.

        WHEREAS, Assignor holds all right, title and interest in and to the trademarks, service marks and trade names identified in the attached Schedule A (the “Marks”);

        WHEREAS, Assignor and Assignee have entered into an Asset Purchase Agreement, dated as of November [__], 2007 (the “Asset Purchase Agreement”), pursuant to which Assignor sells, transfers, assigns, conveys and delivers to Assignee, and Assignee purchases and acquires from Assignor, all right title and interest to and in all of the assets described therein, including, without limitation, the rights in the Marks and the goodwill of the business symbolized thereby;

        WHEREAS, Assignor is conveying the Marks to Assignee as part of the transfer of all or substantially all of the assets of a going business;

        NOW, THEREFORE, in consideration of the premises set forth above and in the Asset Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

        Assignor does hereby sell, assign, convey and transfer unto said Assignee, its successors, assigns, and legal representatives, Assignor’s entire right, title and interest in and throughout the United States of America, its territories and all foreign countries, in and to the Marks (including any common law rights that may exist and are associated therewith), together with the goodwill of the business symbolized thereby and appurtenant thereto, the same to be held and enjoyed by said Assignee, its successors, permitted assigns or legal representatives, together with income, royalties, damages or payments due on or after the date hereof, including, without limitation, all claims for damages or payments by reason of infringement or unauthorized use of the Marks, along with the right to sue for past infringements and collect same for Assignee’s sole use and enjoyment.

        Assignor further authorizes the Director of the United States Patent & Trademark Office, and any official of any country or countries foreign to the United States whose duty it is to record trademark registrations, applications and title thereto, to record the Marks and title thereto as the property of Assignee, its successors, legal representatives and assigns in accordance with the terms of this instrument. To the extent necessary to complete such registrations, Assignee is hereby authorized to record this Assignment with the United States Patent & Trademark Office and any similar office of any country or countries foreign to the United States.

        The Assignor hereby further assigns, transfers and conveys to the Assignee any and all claims that Assignor may hold for damages for reason of past, present or future infringement of the Marks.

        The Assignor hereby warrants that it is the sole owner of the Marks.

        To the extent Assignor retains any right, title or interest in or to the Marks that cannot be assigned to Assignee pursuant to this Assignment, then Assignor hereby agrees to waive for all time any claims that Assignor may have concerning the Marks. Assignor shall make no further use of the Marks for its own benefit or the benefit of another, nor shall Assignor challenge Assignee’s use of the Marks after the date of this Assignment.

        No modifications of or additions to this Assignment shall have effect unless in writing and properly executed by both Assignor and Assignee, making specific reference to this Assignment by date, parties, and subject matter. This Assignment and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws principles. This Assignment may be executed in counterparts.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Assignor has caused this Assignment to be executed as a sealed instrument by its duly authorized officer as of the date first written above.

                   ASSIGNOR:         F.A. PRODUCTS L.P.
                                     -------------------------------------------

                   Name:
                                     -------------------------------------------
                   Signature:
                                     -------------------------------------------
                   Title:
                                     -------------------------------------------

NOTARIZATION

        On this ____ day of ___________ 2007, before me, the undersigned Notary Public, personally appeared ___________________, proved to me through satisfactory evidence of identification, which was/were _______________________, to be the person whose name is signed on the preceding or attached document, and who swore or affirmed to me that the contents of the document are truthful and accurate to the best of his/her knowledge and belief. The above-indicated individual is duly authorized to execute this document singly on behalf of ASSIGNOR and executed this document of his/her own free will.

(Seal)

_________________________
Signature of Notary

My Commission Expires: _________________

                   ASSIGNEE:         DERMA FIRST AID PRODUCTS, INC.
                                     -------------------------------------------

                   Name:
                                     -------------------------------------------
                   Signature:
                                     -------------------------------------------
                   Title:
                                     -------------------------------------------

        On this ____ day of ___________ 2007, before me, the undersigned Notary Public, personally appeared ___________________, proved to me through satisfactory evidence of identification, which was/were _______________________, to be the person whose name is signed on the preceding or attached document, and who swore or affirmed to me that the contents of the document are truthful and accurate to the best of his/her knowledge and belief. The above-indicated individual is duly authorized to execute this document singly on behalf of Assignee and executed this document of his/her own free will.

(Seal)

_________________________
Signature of Notary

My Commission Expires: _________________

SCHEDULE A

Marks

MARK	SERIAL/ REGISTRATION NO.	STATUS

HERBIE	74/632,386	Registered
	1,941,293	Registered:	12/12/1995

GLITTER	74/632,457	Registered
	1,942,948	Registered:	12/19/1995

WHITE CROSS	72/218,169	Registered
	817,463	Registered:	10/25/1966

AMERICAN WHITE	75/224,676	Registered
CROSS	2,284,375	Registered:	0/12/1999

Cross Design	75/224,894	Registered
	2,188,862	Registered:	9/15/1998

AMERICAN WHITE CROSS (words and design)	75/224,895	Registered
	2,286,916	Registered:	10/19/1999

SUPER FLEX	76/440,632	Registered
	2,707,028	Registered:	4/15/2003

WATER SEAL	76/281,008	Registered
	2,708,135	Registered:	4/15/2003

STAT STRIP	78/332,024	Registered
	3,058,686	Registered:	2/14/2006

DURA-BAND	76/603,245	Registered
	3,058,465	Registered:	2/14/2006

AMERICAN WHITE CROSS FIRST AID	76/603,248	Registered
	3,099,708	Registered:	6/6/2006

Schedule 1.1

2008 Landed China Costs

To be filed by amendment.

Schedule 2.1 (c)

Business Intellectual Property

Trademarks

Name	Registration number	Date registered
Herbie	1,941,293	12/12/1995
Glitter	1,942,948	12/19/1995
White Cross	0817463	10/25/1966
American White Cross	2,284,375	10/12/1999
Cross Design	2,188,862	9/15/1998
American White Cross (words and design)	2,286,916	10/19/1999
Super Flex	2,707,028	4/15/2003
Water Seal	2,708,135	4/15/2003
Stat Strip	3,058,686	2/14/2006
Dura-Band	3,058,465	2/14/2006
American White Cross First Aid	3,099,708	6/6/2006

Herbie, Glitter, White Cross, American White Cross (Design Only), and American White Cross (words and design) (the “Affected Trademarks”) are all subject to an unreleased security interest of Fleet National Bank (“Fleet”) related to a Credit Agreement, by and among Fleet, NutraMax, FAP and the other parties named therein, dated February 2, 2001 (the “Credit Agreement”). In August 2003, the balance due under the Credit Agreement was repaid in full. However, a release of Fleet’s security interest in the Affected Trademarks was never filed with the United States Patent and Trademark Office. Fleet has since been acquired by Bank of America.

Schedule 2.1 (d)

Fixed Assets

First Aid Division

Fixed Assets

----------------------------------------------------------------------------------------------------
  Asset Number                           Description                                Location
----------------- ---------------------------------------------------------- -----------------------
                  Computer Hardware

FA10225           Shipping Photocopier                                              Houston

FA10227           PC's for Inventory Analyst & A/P- booked @Corp                    Houston

FA10235           Three Personal Computers                                          Houston
                         PC - Jr.
FA10241           Buyer                                                             Houston
                         Shipping Dept
FA10246           Printer                                                           Houston
                         Front Office
FA10254           Printer                                                           Houston
                         HP LTO 230 Tape
FA10255           Drive                                                             Houston
                         Houston File
FA10256           Server                                                            Houston

                  Leased Equipment
                         Raymond Lease #
FA10228           78061                                                             Houston
                         Raymond Lease
FA10229           #78062                                                            Houston
                         Raymond Lease
FA10230           #78063                                                            Houston
                         Raymond Lease
FA10231           #78064                                                            Houston

                  Computer Software
                         AutoCAD software
FA10242           license                                                           Houston
                         AutoCAD
FA10268           Software                                                          Houston

                  Furniture & Fixtures
                         Closed Circuit TV System w/15
FA10065           Cameras                                                           Houston

FA10066           Desk                                                              Houston

FA10067           Desk                                                              Houston

FA10068           Desk                                                              Houston

FA10069           Desk                                                              Houston
                         526 Sec Adj Pallet Shelving, FG
FA10075           Storage                                                           Houston
                         275 Section Adj Pallet Shelving,
FA10087           Receiving                                                         Houston
                         Vidmar
FA10109           Cabinets                                                          Houston
                         Machine Tool
FA10110           Carts                                                             Houston
                         20 Office
FA10193           Desks                                                             Houston
                         Phone System w/Voice
FA10198           Mail                                                              Houston
                         Time Clock
FA10199           System                                                            Houston
                         30 Office
FA10200           Desks                                                             Houston
                         14 Hand Held Bar Code
FA10201           Scanners                                                          Houston

                  Machinery & Equipment
                         Bandage Strip Feeder, Model # SF
FA10001           101                                                               Houston
                         Bandage Strip Feeder, Model # SF
FA10002           102                                                               Houston
                         Bandage Strip Feeder, Model # SF
FA10003           103                                                               Houston
                         Bandage Strip Feeder, Model # SF
FA10004           104                                                               Houston
                         Bandage Strip Feeder, Model # SF
FA10005           105                                                               Houston
                         Bandage Strip Feeder, Model # SF
FA10006           106                                                               Houston
                         Bandage Strip Feeder, Model # SF
FA10007           207                                                               Houston
                         Bandage Strip Feeder, Model # SF
FA10008           208                                                               Houston
                         Bandage Strip Feeder, Model # SF
FA10009           209                                                               Houston
                         Bandage Strip Feeder, Model # SF
FA10010           210                                                               Houston
                         Bandage Strip Feeder, Model # SF
FA10011           211                                                               Houston
                         Bandage Strip Feeder, Model # SF
FA10012           212                                                               Houston
                         Bandage Strip Feeder, Model # SF
FA10013           213                                                               Houston
                         Bandage Strip Feeder, Model # SF
FA10014           214                                                               Houston
                         Bandage Strip Feeder, Model # SF
FA10015           215                                                               Houston
                         Bandage Strip Feeder, Model # SF
                  301                                                             China 5/5/06
                         Bandage Strip Feeder, Model # SF
                  302                                                             China 5/5/06
                         Bandage Strip Feeder, Model # SF
                  303                                                            China 9/18/06
                         Bandage Strip Feeder, Model # SF
                  304                                                            China 4/30/07
                         Bandage Strip Feeder, Model # SF
                  306                                                             China 5/5/06
                         Bandage Strip Feeder, Model # SF
                  307                                                             China 5/5/06
                         Bandage Strip Feeder, Model # SF
FA10016           316                                                               Houston
                         Bandage Strip Feeder, Model # SF
FA10017           317                                                               Houston
                         Bandage Strip Feeder, Model # SF
FA10018           318                                                            China 7/19/05
                         Bandage Strip Feeder, Model # SF
FA10019           319                                                               Houston
                         Bandage Strip Feeder, Model # SF
FA10020           320                                                               Houston
                         Bandage Strip Feeder, Model # SF
FA10021           321                                                               Houston
                         Bandage Strip Feeder, Model # SF
FA10022           322                                                               Houston
                         Bandage Strip Feeder, Model # SF
FA10023           323                                                               Houston
                         Bandage Strip Feeder, Model # SF
FA10024           324                                                            China 4/20/05
                         Bandage Strip Feeder, Model # SF
FA10025           325                                                               Houston
                         Bandage Strip Feeder, Model # SF
FA10026           326                                                               Houston
                         Bandage Strip Feeder, Model # SF
FA10027           327                                                            China 4/20/05
                         Bandage Strip Feeder, Model # SF
FA10028           328                                                               Houston
                         Bandage Strip Feeder, Model # SF
FA10029           329                                                            China 9/18/06
                         Bandage Strip Feeder, Model # SF
FA10030           330                                                               Houston
                         Bandage Strip Feeder, Model # SF
FA10031           331                                                            China 4/20/05
                         Bandage Strip Feeder, Model # SF
FA10032           332                                                               Houston
                         Bandage Strip Feeder, Model # SF
FA10033           333                                                               Houston
                         Bandage Strip Feeder, Model # SF
FA10034           334                                                            China 4/30/07
                         Bandage Strip Feeder, Model # SF
FA10035           335                                                               Houston
                         Bandage Strip Feeder, Model # SF
FA10036           336                                                            China 2/17/06
                         Bandage Strip Feeder, Model # SF
FA10037           337                                                            China 4/30/07
                         Bandage Strip Feeder, Model # SF
FA10038           338                                                            China 2/17/06
                         Bandage Strip Feeder, Model # SF
FA10039           339                                                               Houston
                         Bandage Strip Feeder, Model # SF
FA10040           340                                                            China 7/19/05
                         Bandage Strip Feeder, Model # SF
FA10041           341                                                               Houston
                         Bandage Strip Feeder, Model # SF
FA10042           342                                                               Houston
                         Bandage Strip Feeder, Model # SF
FA10043           343                                                               Houston
                         Bandage Strip Feeder, Model # SF
                  347                                                            China 4/30/07
                         Bandage Strip Feeder, Model # SF
FA10044           025                                                               Houston
                         Bandage Strip Feeder, Model # SF
FA10045           029                                                               Houston
                         Bandage Strip Feeder, Model # SF
FA10046           036                                                               Houston
                         Cartoner Erector, Model
FA10047           J2                                                                Houston
                         Digital Electronic Scale, Model # ES
FA10048           12                                                                Houston
                         Digital Electronic Scale, Model # ES
FA10049           8                                                                 Houston
                         10" Neoprene Belt
FA10050           Conveyor                                                          Houston
                         L-Sealer Shrink Tunnel, Model Shrink
FA10051           1                                                                 Houston
                         Shrink Tunnel, Model Shrink
FA10052           1                                                                 Houston
                         Pressure Sensitive Labeler, Model
FA10053           KL2                                                               Houston
                         Pneumatic Embossing
FA10057           Press                                                             Houston
                         Pneumatic Embossing
FA10058           Press                                                             Houston
                         Pneumatic Embossing
FA10059           Press                                                             Houston
                         Horizontal Band
FA10060           Saw                                                               Houston
                         Auto
FA10062           Strapper                                                          Houston
                         Digital Electronic Platform Scale, Model #
FA10063           738                                                               Houston
                         Portable Semi-Auto
FA10064           Strapper                                                          Houston
                         Auto Stretch Pallet Wrapper, Model #
FA10070           55                                                                Houston
                         Auto Stretch Pallet Wrapper, Model #
FA10071           55                                                                Houston
                         50 HP Rotary Air Compressor, Model #
FA10074           BS50                                                              Houston
                         Battery Charging Group, 10
FA10078           Chargers                                                          Houston
                         Cub Paper Print Machine, Model # Press
FA10079           1                                                                 Houston
                         Cub Paper Print Machine, Model # Press
FA10080           2                                                                 Houston
                         Perforator, Model PERF
FA10081           1                                                              China 2/17/06
                         Perforator, Model PERF
FA10082           2                                                              China 4/20/05
                         Perforator, Model PERF
FA10083           4                                                              China 7/19/05
                         Perforator, Model PERF
FA10084           5                                                              China 7/19/05
                         Perforator, Model PERF
FA10085           6                                                                 Houston
                         Perforator, Model PERF
FA10086           7                                                                 Houston
                         Auto Stretch Wrapper, Model #
FA10088           500S                                                              Houston
                         High Pressure
FA10089           Sprayer                                                           Houston
                         L-Sealer Shrink Tunnel, Model #
FA10090           7020                                                              Houston
                         Tote Carts,
FA10091           Rubbermaid                                                        Houston
                         Vertical Band
FA10092           Saw                                                               Houston
                         H-Frame
FA10093           Press                                                             Houston
                         Toolroom Lathe, Model
FA10094           HVL                                                               Houston
                         Vari-Speed 50" Vertical Mill, Model
FA10096           FTV-2                                                             Houston
                         42" Vertical
FA10097           Mill                                                              Houston
                         6" Belt
FA10098           Grinder                                                           Houston
                         Hydraulic Surface Grinder, Model
FA10099           KGS-250AH                                                         Houston
                         14" x 40" Lathe, Economaster
FA10100           Model                                                             Houston
                         15" x 48"
FA10101           Lathe                                                             Houston
                         Hardness
FA10102           Tester                                                            Houston
                         Bandum 50 PolyBander, Model
FA10103           B1                                                                Houston
                         Bandum 50 PolyBander, Model
FA10104           B2                                                                Houston
                         Bandum 50 PolyBander, Model
FA10105           B3                                                                Houston
                         Bandum 50 PolyBander, Model
FA10106           B4                                                                Houston

FA10107           Micrometer                                                        Houston

FA10108           Vernier                                                           Houston
                         100 HP Rotary Air Compressor, Model
FA10111           350                                                               Houston
                         100 HP Air
FA10112           Compressor                                                        Houston
                         Air Dryer, Model
FA10113           T94                                                               Houston
                         Water Oil
FA10114           Separator                                                         Houston
                         Water Oil
FA10115           Separator                                                         Houston
                         Poly Containment
FA10116           Shed                                                              Houston
                         Poly Containment
FA10117           Shed                                                              Houston
                         Poly Containment
FA10118           Shed                                                              Houston
                         Strip Winder, Model SW
FA10119           1                                                                 Houston
                         Strip Winder, Model SW
FA10120           2                                                                 Houston
                         Strip Winder, Model SW
FA10121           3                                                               China 3/9/07
                         Strip Winder, Model SW
FA10122           4                                                                 Houston
                         Strip Winder, Model SW
FA10123           5                                                              China 9/18/06
                         Strip Winder, Model SW
FA10124           6                                                                 Houston
                         Strip Winder, Model SW
FA10125           7                                                               China 5/5/06
                         Strip Winder, Model SW
FA10126           8                                                              China 3/18/05
                         Strip Winder, Model SW
FA10127           9                                                                 Houston
                         Strip Winder, Model SW
FA10128           10                                                                Houston
                         Strip Winder, Model SW
FA10129           11                                                              China 3/9/07
                         Strip Winder, Model SW
FA10130           12                                                                Houston
                         Strip Winder, Model SW
FA10131           13                                                             China 2/17/06
                         Strip Winder, Model SW
FA10132           14                                                                Houston
                         Strip Winder, Model SW
FA10133           15                                                             China 3/18/05
                         Strip Winder, Model SW
FA10134           16                                                                Houston
                         Strip Winder, Model SW
FA10135           17                                                                Houston
                         Strip Winder, Model SW
FA10136           18                                                                Houston
                         Strip Winder, Model SW
FA10137           19                                                                Houston
                         Strip Winder, Model SW
FA10138           20                                                                Houston
                         Strip Winder, Model SW
FA10139           21                                                                Houston
                         Strip Winder, Model SW
FA10140           22                                                                Houston
                         Strip Winder, Model SW
FA10141           23                                                             China 9/18/06
                         Strip Winder, Model SW
FA10142           24                                                                Houston
                         Italian Stat Machine, Model STAT
FA10143           1                                                                 Houston
                         Italian Stat Antobiotic Machine, Model STAT
FA10144           2                                                                 Houston
                         Italian Stat Machine, Model STAT
FA10145           3                                                                 Houston
                         Italian Stat Machine, Model STAT
FA10146           4                                                              China 09/18/06
                         General Purpose
FA10147           Conveyor                                                          Houston
                         General Purpose
FA10148           Conveyor                                                          Houston
                         General Purpose
FA10149           Conveyor                                                          Houston
                         Rotary Strip-Junior A, Model
FA10150           RSM9SP                                                            Houston
                         Rotary Strip-Junior, Model
                  RSM8SP                                                         China 9/18/06
                         Rotary Strip-2"x2" Everything, Model
FA10151           RSM7SP                                                            Houston
                         Rotary Strip-Patch, Model
FA10152           RSM6SP                                                            Houston
                         Rotary Strip-Butterfly, Model
FA10153           RSM5SP                                                            Houston
                         Rotary Strip-Spot, Model
FA10154           RSM4SP                                                            Houston
                         Rotary Strip-Extra Large, Model
FA10155           RSM3SP                                                            Houston
                         Rotary Strip-3"x4" Island Pad Patch, Model
FA10156           RSM10SP                                                           Houston
                         Rotary Strip-Fingertip, Model
FA10157           RSM1SP                                                            Houston
                         Rotary Strip-Knuckleband, Model
FA10158           RSM2SP                                                            Houston
                         Non-Adherent Sterile Pad, Model NASPM
FA10159           1                                                                 Houston
                         Non-Adherent Sterile Pad, Model NASPM
FA10160           2                                                                 Houston
                         Non-Adherent Sterile Pad, Model NASPM
FA10161           3                                                                 Houston
                         Jumbo, Model JUMBO
FA10166           1                                                                 Houston
                         Rotary Strip, Model RSM
FA10167           1                                                                 Houston
                         Rotary Strip, Model RSM
                  2                                                                 Houston
                         Rotary Strip, Model RSM
                  3                                                               China 3/9/07
                         Rotary Strip, Model RSM
                  4                                                              China 9/18/06
                         Rotary Strip, Model RSM
                  7                                                               China 5/5/06
                         Rotary Strip, Model RSM
FA10168           8                                                              China 3/18/05
                         Rotary Strip, Model RSM
FA10169           12                                                                Houston
                         Rotary Strip, Model RSM
FA10170           13                                                             China 2/17/06
                         Rotary Strip, Model RSM
FA10171           14                                                                Houston
                         Rotary Strip, Model RSM
                  15                                                             China 3/18/05
                         14" Multi Knife Slitter, Model SMARROW
FA10172           1                                                                 Houston
                         50" Slitter w/Dual Unwind, Model Slitter
FA10174           6                                                                 Houston
                         56" Duplex Slitter/Rewinder, Model LGARROW
FA10175           1                                                                 Houston
                         40" Multi-Knife Tape Slitter, Model GAUZE
FA10181           1                                                                 Houston
                         Encapsulator,
FA10182           Economod                                                          Houston
                         Envelop Sealer, Model
FA10185           ESEAL01                                                           Houston
                         Envelop Sealer, Model
FA10186           ESEAL02                                                           Houston
                         12" Pouch Sealer, Model
FA10187           SEALER01                                                          Houston
                         12" Pouch Sealer, Model
FA10188           SEALER02                                                          Houston
                         12" Pouch Sealer, Model
FA10189           SEALER03                                                          Houston
                         Electric
FA10190           Oven                                                              Houston
                         Tensile Tester, Model
FA10191           1011                                                              Houston
                         Burst Tester, Model
FA10192           BT-1000                                                           Houston
                         10
FA10194           Feeders                                                           Houston
                         Shrink Tunnel
FA10195           Overwrapper                                                       Houston
                         Shrink Tunnel
FA10196           Overwrapper                                                       Houston
                         Spare
FA10197           Conveyor                                                          Houston
                         14" Vertical
FA10205           Bandsaw                                                           Houston
                         Horizontal
FA10206           Bandsaw                                                           Houston
                         6" Belt Grinder w/12"
FA10207           Disc                                                              Houston
                         Tig 300
FA10208           Welder                                                            Houston
                         Valve
FA10210           Resurfacer                                                        Houston
                         Jib w/Dayton 300lb Electric
FA10211           Hoist                                                             Houston
                         Hydraulic Pallet
FA10212           Lift                                                              Houston
                         6 Bug
FA10213           Lights                                                            Houston
                         Strapping Machine, Model
FA10215           RQ-8                                                              Houston
                         Corrugate Bailer, Model
FA10216           3146OR-16                                                         Houston
                         4 Scales w/Penn 7600SS indicators, Model
FA10217           7600                                                              Houston
                         Milling
FA10218           Machine                                                           Houston
                         Shell Labelling
FA10234           Machine                                                           Houston
                         Extreme Length
FA10236           Tooling                                                           Houston
                         Jones Cartoner
FA10239           Conversion                                                        Houston
                         Forklift Battery Replacements
FA10240           (2)                                                               Houston
                         Whacheon
FA10243           Lathe                                                             Houston
                         Machine Guards
FA10244           Modification                                                      Houston
                         Forklift Replacement (4)
FA10245           Batteries                                                         Houston
                         Forklift Battery
FA10247           replacement                                                       Houston
                         Forklift Battery
FA10248           replacement                                                       Houston
                         RSM PLC controls
FA10249           upgrade                                                    China as part of RSM's
                         RSM PLC controls
FA10250           upgrade                                                    China as part of RSM's
                         RSM PLC controls
FA10251           upgrade                                                    China as part of RSM's
                         RSM PLC controls
FA10252           upgrade                                                    China as part of RSM's
                         RSM PLC controls
FA10253           upgrade                                                    China as part of RSM's
                         Hot Roll Stamper w/Index Table, Model
PC10462           K16D                                                              Houston
                         6-Station Blister Packer, Model
PC10463           6S-CBE                                                            Houston
                         6-Station Blister Packer, Model
PC10464           6S-CBE                                                            Houston
                         Rotary Hot Stamp System w/22' Turntable, Model
PC10465           530-20-600                                                        Houston
                         Excel Auto Bagger, Model
OC10020           HS-100                                                            Houston
                         Excel Auto Bagger, Model
OC10021           HS-100                                                            Houston
                         Excel Auto Bagger, Model
OC10022           HS-100                                                            Houston
                         Strip Room Humidification
FA10257           04-FA-01                                                          Houston
                         RSM Seal Roller Bridges TTL
FA10258           02-FA-04                                                          Houston
                         25 Ton Air
FA10269           Conditioner                                                       Houston

                  Molds & Dies
                         500 Special Die Cutting
FA10202           Dies                                                              Houston

Schedule 2.1 (e)

Agreements

To be filed by amendment.

Schedule 2.1 (f)

Purchased Accounts Receivable

Purchased Accounts Receivable          $2,163,444

Schedule 2.3 (a)

Assumed Accounts Payable

Assumed Accounts Payable          $967,948

Schedule 3.2 (c)

Purchased Inventory Standard Costs

To be filed by amendment.

Schedule 5

Tax Allocation Statement

To be filed by amendment.

Schedule 6.4

Litigation

There is an Office Action pending with the U.S. Patent and Trademark Office (the “USPTO”) dated April 4, 2007 which states that there is a break in the chain of title of the trademark “White Cross” which prevents the Section 8 Affidavit establishing ownership, because the USPTO’s records show the registration being issued to American White Cross Laboratories, Inc. and then a subsequent assignment from The American White Cross with no intervening assignment from American White Cross Laboratories, Inc. to American White Cross. This discrepancy in name led the USPTO to say these two are not the same entity, and therefore there is a break in the chain of title. This discrepancy is the result of a merger of The American White Cross Laboratories, Inc. into NPM Healthcare Products, Inc. and simultaneous name change to American White Cross, Inc. that was not reported to the USPTO at the time. On August 3, 2007, the Company filed the Certificate of Merger related to the name change to American White Cross, Inc. with the USPTO.

Schedule 6.7

Consents

To be filed by amendment.

Schedule 6.8 (a)

Customer Purchase Orders

List of open customer purchase orders by order.          $923,337

Schedule 6.8 (b)

Material Customers

To be filed by amendment.

Schedule 6.9

Material Vendors

To be filed by amendment.

Schedule 6.11

Sales Register

	2005	2006	2007*

Gross Sales by Year	$24,743,653	$18,801,259	$12,973,344

__________________
*September 2007 YTD (9 months).

Schedule 6.23

China Manufacturing

To be filed by amendment.

Schedule 7.6

Finder’s Fees

Buyer Parent is paying certain advisory fees and expenses to Oppenheimer & Co., Inc. in connection with the transactions contemplatedby this Agreement.

Schedule 9.2(a)

Rehired Employees

To be filed by amendment.